    As filed with the Securities and Exchange Commission on August  , 1999
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                                 U.LINK, INC.
                (Name of Small Business Issuer in its Charter)
        Delaware                     2741                   59-3400737
 (State or jurisdiction      (Primary Standard           (I.R.S. Employer
           of                   Industrial             Identification No.)
    incorporation or        Classification Code
      organization)               Number)

                            1000 Conshohocken Road
                            Conshohocken, PA 19428
                                (610) 940-1515
         (Address and telephone number of principal executive offices)

                            1000 Conshohocken Road
                            Conshohocken, PA 19428
                                (610) 940-1515
    (Address of principal place of business or intended principal place of business)

                              Mr. Michael S. Paul
                            1000 Conshohocken Road
                            Conshohocken, PA 19428
                                (610) 940-1515
           (Name, address and telephone number of agent for service)

                 Please send a copy of all communications to:
       Michael D. Harris, Esq.                  Asher S. Levitsky P.C.
        Beth J. Harris, Esq.               ESANU KATSKY KORINS & SIGER, LLP
       Peter A. Savarese, Esq.                     605 Third Avenue
        MICHAEL HARRIS, P.A.                      New York, NY 10158
 1645 Palm Beach Lakes Blvd., Suite                 (212) 953-6000
                 550                              Fax: (212) 953-6899
      West Palm Beach, FL 33401
           (561) 478-7077
         Fax: (561) 478-1817
   Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                     Proposed         Proposed
                                                     Maximum          Maximum      Amount of
Title of Each Class of Securities  Amount to Be   Offering Price     Aggregate    Registration
        To Be Registered            Registered  Per Security(1)(2) Offering Price     Fee
----------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(3)...............            1,725,000        $  14.00       $24,150,000    $7,318.18
----------------------------------------------------------------------------------------------
Underwriter's Warrants..              150,000        $      0       $       100            0
----------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value, issuable upon
 the exercise of the
 Underwriter's
 Warrants(4)............              150,000        $16.80(5)      $ 2,520,000    $  763.64
----------------------------------------------------------------------------------------------
Total Registration Fee..                                                           $8,081.82
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Estimated to be between $12.00 and $14.00 per share. However for the purpose of calculating the registration fees we have assumed the highest price per share.
(3) Includes 225,000 shares issuable pursuant to the underwriter's over-allotment option.
(4) Pursuant to Rule 416, we are also registering such additional shares as may be required for issuance pursuant to the anti-dilution provisions of the underwriter's warrants.
(5) Equal to 120% of the initial offering price of the common stock.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

     Form SB-2 Item Numbers and Caption                  Heading in Prospectus
     ----------------------------------                  ---------------------
 1.Front of the Registration Statement and
    Outside Front Cover of Prospectus........  Cover Page of Form SB-2 and of
                                               Prospectus

 2.Inside Front and Outside Back Cover Pages
    of Prospectus............................  Inside Front and Outside Back Cover
                                               Pages of  Prospectus

 3. Summary Information and Risk Factors.....  Prospectus Summary and Risk Factors

 4. Use of Proceeds..........................  Use of Proceeds

 5. Determination of Offering Price..........  Cover Page of Prospectus and Risk
                                               Factors

 6. Dilution.................................  Dilution

 7. Selling Security Holders.................  Not applicable

 8. Plan of Distribution.....................  Cover Page of Prospectus and
                                               Underwriting

 9. Legal Proceedings........................  Not Applicable

10.Directors, Promoters, Executive Officers,
    Promoters and Control Persons............  Management

11.Security Ownership of Certain Beneficial
    Owners and Management....................  Principal Stockholders

12. Description of Securities................  Description of Securities

13. Interest of Named Experts and Counsel....  Legal Matters

14.Disclosure of Commission Position on
    Indemnification for Securities Act         Description of Capital Stock
    Liabilities..............................

15. Organization Within Last Five Years......  Related Party Transactions

16. Description of Business..................  Risk Factors and Business

17.Management's Discussion and Analysis or
    Plan of Operation........................  Management's Discussion and Analysis of
                                                Results of Operations and Financial
                                               Condition

18. Description of Property..................  Business

19. Certain Relationships and Related          Related Party Transactions
    Transactions.............................

20.Market for Common Equity and Related
    Stockholder Matters......................  Not Applicable

21. Executive Compensation...................  Management

22. Financial Statements.....................  Financial Statements

23.Changes In and Disagreements With
    Accountants on Accounting and Financial    Not Applicable
    Disclosure...............................

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The Information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an +
+offer to sell securities, and we are not soliciting offers to buy these       +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY  , 1999

PROSPECTUS

                                1,500,000 Shares

                                  U.LINK, INC.

                                  Common Stock

  This is our initial public offering of shares of common stock. We are offering 1,500,000 shares.

  No public market currently exists for our shares.

  We have applied for approval for the listing of our common stock on the
Nasdaq SmallCap Market under the symbol   and the Pacific Stock Exchange under
the symbol . We anticipate that the initial public offering price for the shares we are offering will be between $12 and $14 per share. This initial offering price may not reflect the market price after the offering.

  Investing in the shares involves a high degree of risk. Please see the "Risk Factors" beginning on page 9.

                                                                Per Share Total
                                                                --------- -----
   Public Offering Price.......................................    $        $
   Underwriting Discounts......................................    $        $
   Proceeds to U.Link..........................................    $        $

  Our underwriter has a 45 day option to purchase up to 225,000 additional shares of common stock from us to cover over-allotments, if any.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  H.D. Brous & Co., Inc. expects to deliver the shares of common stock to
purchasers on or about      , 1999.

                             H.D. Brous & Co., Inc.

                   The date of this prospectus is     , 1999

                             ABOUT THIS PROSPECTUS

   You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

   See the section of this prospectus entitled "Risk Factors" for a discussion on certain factors that you should consider before investing in the common stock offered in this prospectus.

   Until     , 1999, all dealers selling shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

   The information in this prospectus includes statistical data regarding the Internet industry and the college market. We obtained this data from industry publications and reports which we believe to be reliable sources; however, we cannot guarantee the accuracy and completeness of this information. We have not independently verified the data nor sought the consent of the organizations to refer to their reports in this prospectus.

   In order to make it easier for you to understand this prospectus, we have defined certain terms that we use in this prospectus.

   College or Colleges. Unless otherwise clear from the context, whenever we use the terms "college" or "colleges" we mean four-year colleges and universities.

   E-Commerce. The term "e-commerce" refers to electronic commerce or the business of buying and selling goods and services on the Internet.

   U.Link. "U.Link," "we," or "our" refers to U.Link, Inc., a Delaware corporation, which is offering its common stock for sale to the public. Unless otherwise clear from the context, these terms also refer to us, together with our wholly-owned subsidiaries, College Directory Publishing, Inc. and University Publishers, Inc., our predecessor, College Directory Publishing Corporation, and the predecessors of College Directory Publishing, Inc.

   This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully. Unless otherwise indicated, all information contained in this prospectus assumes that the underwriter will not exercise its over-allotment option. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of risks, including those disclosed under "Risk Factors" and elsewhere in this prospectus.

                                  The Company

Our Business................  U.Link is dedicated to becoming the leading resource for businesses seeking to sell their products and services to the college market.

                              We are a leading publisher of print and on-line campus telephone directories. Our revenues have come almost exclusively from the sale of advertising in our print directories.

                              During the 1998-99 school year, we were the official publisher of 68 print college and medical school telephone directories. During the 1999-2000 school year, we will publish 77 official campus telephone and medical school directories. Our on-line directories, which we call our Virtual Directories, contain similar information as our print directories, but are not official publications of the colleges. We maintain Virtual Directories at 67 of the colleges for which we published the official campus and medical school directory for the 1998-99 school year.

                              On June 1, 1999, we terminated a short-term joint venture with collegestudent.com, Inc., an operator of on-line college communities, and we have redefined our business strategy.

                              We are creating our new website,
                              aroundcampus.com, in stages. In early August we launched the first stage at 76 colleges where we are the official directory publisher. We created our Virtual Directories and added membership features consisting of calendars and chatrooms. We are continuing to add membership features.

                              In the fall semester we expect to introduce on-line communities for at least 20 colleges in the Philadelphia, Pennsylvania area. We expect that these communities will include, in addition to our Virtual Directories, expanded membership benefits, useful local information and e-commerce opportunities.

                              Our expanded membership benefits will include:

                              .  free e-mail

                              .  a personal address book,

                              .  a free web page builder,

                              . the opportunity to buy or win tickets for screenings of new movies, and

                              . the opportunity to buy or win tickets for preferred seats at concerts and sporting events.

                              Our new local information will include:

                              .  a restaurant and bar guide,

                              .  a movie guide,

                              .  a music guide,

                              .  a sports guide,

                              .  a shopping guide, and

                              .  local news, weather and other community
                                 information.

                              We intend to blend our local information with the yellow page listings in our Virtual Directories.

                              Beginning in late August 1999, we also intend to offer on-campus and on-line marketing programs to companies seeking to market their products and services to the college communities. We intend to offer such services at the colleges for which we are the publisher of the official campus telephone directories. Our initial marketing programs will be directed at encouraging use of our print campus telephone directories, our Virtual Directories and our aroundcampus.com website.

Our Market..................  College students represent a large audience with particular needs and interests. Students are exposed, often for the first time, to lifestyle decisions and other challenges. During their college years, students generally form brand loyalties. It is for this reason that businesses seek to market their products and services on campus.

                              Advertisers recognize the importance of college students and dedicate significant resources to reach this market although, historically, college students have been difficult to reach in a targeted fashion.

                              The Internet has developed into an important medium for distributing and collecting information, communicating, entertaining and conducting business. The Internet allows on-line merchants to communicate with customers and customers to communicate with merchants. Advertisers can use the Internet to target people with specific needs and interests while measuring the use of their website. As a result, we believe that the Internet is emerging as an attractive medium for advertising and for e-commerce directed at college students.

Our Strategy................  Our objective is to become the leading source for providing campus information to college students and to create relationships with businesses seeking to market their products and services to the college community. The key strategies to achieve our objective include:

                              . expanding our position as a leading publisher of official print campus telephone directories;

                              .  increasing off-line and on-line advertising;

                              . entering into relationships with businesses seeking to reach college students;

                              . creating our on-line local college communities on our new website, aroundcampus.com;

                              .  promoting our website as an on-line
                                 destination and community for college
                                 students;

                              .  using our focus on college students to
                                 capitalize on the growth of e-commerce; and

                              .  offering direct marketing programs.

About U.Link................  We are a Delaware corporation organized in
                              February 1999. We are the successor to College Directory Publishing Corporation, a Florida corporation organized in 1996. Our wholly-owned subsidiary, College Directory Publishing, Inc., and its predecessor began operations in 1986, when our chairman of the board and chief executive officer, Michael S. Paul, was a student at the University of Delaware. College Directory Publishing commenced publishing official college telephone directories in 1986.

                              Our offices are located at

                              1000 Conshohocken Road, 5th Floor

                              Conshohocken, PA 19428

                              Telephone (610) 940-4948

                              Our corporate website address is
                              www.ulinkinc.com. Information contained on our website is not part of this prospectus.

                                  The Offering

Common stock offered....  1,500,000 shares
Common stock outstanding
 before offering........  3,461,728 shares
 after offering.........  4,961,728 shares
Risk factors............  Your purchase of our common stock involves a high degree of risk and immediate and substantial dilution.
Use of proceeds.........  Payment of indebtedness, working capital and potential acquisitions.
Proposed trading symbols
 for our common stock...
  Nasdaq SmallCap
   Market...............
  Pacific Exchange......

Unless otherwise apparent from the context, all numbers and other information in this prospectus reflect the following:

  . the February 1999 merger of College Directory Publishing Corporation into U.Link;
  . U.Link's March 1999 stock distributions through which we increased our outstanding common stock from 100 shares to 2,121,000 shares; and
  . conversion of our Series A, B, C and D Preferred Stock into common stock, which shall occur on the date we complete this offering.

Summary Financial Data

   Prior to July 3, 1997, College Directory Publishing, Inc. was owned by Mr. Michael S. Paul, our chief executive officer, and his wife and Mr. John S. Rafanello, our chief operating officer. On July 3, 1997, The Publishing Company of North America, Inc. acquired College Directory Publishing and on June 10, 1998, The Publishing Company sold College Directory Publishing to us. The pro forma statement of operations data for 1998 reflects the purchase by us of College Directory Publishing as if the acquisition had occurred on January 1, 1998. The pro forma statement of operations for 1997 reflects the purchase of College Directory Publishing by The Publishing Company as if the acquisition had occurred on January 1, 1997.

Statements of Operations Data

                                                                                      Actual
                                                        -------------------------------------------------------------------
                        Three      Three                Period from  Period from              Period from
                       Months     Months                  June 11,    January 1,              July 4, 1997   Period from
                        Ended      Ended                1998 through 1998 through               through       January 1,
                      March 31,  March 31,  Pro Forma     December     June 10,   Pro Forma     December     1997 through
                        1999       1998        1998       31, 1998       1998        1997       31, 1997    July 3, 1997(1)
                      ---------  ---------  ----------  ------------ ------------ ----------  ------------ ----------------
Net sales............ $170, 793  $ (1,286)  $4,499,254   $4,500,461    $ (1,207)  $3,715,656   $3,692,208      $ 23,448
Operating income
 (loss)..............  (271,742) (212,564)     (45,938)     343,950    (437,151)     (13,772)     381,845      (526,955)
Net income (loss)....  (182,295) (149,393)      52,360      288,052    (309,319)     (23,505)     210,223      (540,278)
Basic
Earnings per share... $    (.08) $ (49.80)  $      .02   $      .14    $(103.11)  $    (7.84)  $    70.07      $(180.09)
Diluted
Earnings per share... $    (.04) $ (49.80)  $      .01   $      .07    $(103.11)  $    (7.84)  $    70.07      $(180.09)
Shares outstanding
 used in per share
 Calculation:
 Basic............... 2,121,000     3,000    2,121,000    2,121,000       3,000        3,000        3,000         3,000
 Diluted............. 4,242,000     3,000    4,242,000    4,242,000       3,000        3,000        3,000         3,000

--------
(1) The actual results for this period do not reflect a pro forma tax benefit of $204,376. If this benefit had been realized the net loss would have been $335,902 and the basic and diluted loss per share would have been $111.97.

The following balance sheet data for March 31, 1999 is presented:

  .  on a historical basis;
  . on a pro forma basis to reflect our receipt of the net proceeds from our recent sale of 68 shares of Series E Preferred Stock and the use of a portion of the net proceeds to pay short-term debt; and
  . on an as adjusted basis to also reflect our receipt of the net proceeds from the sale of 1,500,000 shares of common stock in this offering at $12.00 per share after deducting underwriting discounts and estimated offering expenses and the use of a portion of the net proceeds to pay short term debt.

Balance Sheet Data

                                                   As of March 31, 1999
                                             ----------------------------------
                                               Actual    Pro Forma  As Adjusted
                                             ----------  ---------- -----------
   Cash and cash equivalents................ $  205,380  $  372,380 $14,587,380
   Working capital (deficit)................   (569,083)    276,546  15,216,546
   Total assets.............................  3,494,012   3,678,891  17,393,891
   Short-term debt..........................  1,579,293   1,229,293       4,293
   Long-term debt, less current.............      7,283       7,283       7,283
   Redeemable preferred stock...............    300,000     300,000         --
   Total stockholders' equity...............    496,957   1,342,586  16,582,586

                                  RISK FACTORS

   An investment in our common stock involves a high degree of risk, and you should consider an investment in our common stock only if you can afford to lose your entire investment. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, the results of our operations, our financial condition and our prospects would likely suffer. In such case, the market price of our common stock could decline, and you may lose all or a substantial part of the money you paid to buy our common stock.

We have a working capital deficiency and require capital for operations

   At March 31, 1999, we had a working capital deficiency of approximately $569,000. The deficiency reflects $625,000 principal amount of notes due upon the earlier of closing of this offering or December 1999. If we do not complete this offering by December 1999, we will have to raise additional capital to repay these notes or refinance the notes with the existing preferred stockholders.

   In January 1999, we entered into a revolving line of credit agreement with a bank. The line of credit has a $1,200,000 borrowing limit. As of July 31, 1999, the outstanding balance on such line of credit was approximately $600,000. Our chief executive and operating officers guaranteed our obligations to the bank under the line of credit. Our business and operations may be hurt if we are not able to obtain financing as needed.

We need working capital to launch our proposed website on an expedited basis and our Internet business may be adversely affected by our lack of working capital

   As part of our former joint venture with collegestudent.com, our responsibility was limited to marketing, and collegestudent.com was responsible for developing and maintaining the website. As a result of the termination of the joint venture, we expect to incur substantial expenses to develop and maintain our Virtual Directories and our new on-line college communities, to attract members and to develop and implement e-commerce opportunities.

   The 1999-2000 school year begins in August and September 1999. We have limited time, staff and financial resources, and we may not be able to implement our Internet business in a timely manner. Any delay in developing this business may hamper our ability both to generate increased Internet advertising sales and to develop e-commerce relationships.

   Our Internet business and prospects and our financial condition may be impaired if we are not successful in developing our Internet business and attracting student visits to our communities, and we cannot give you any assurance that we will be successful.

We lack substantial experience in operating on-line college communities and are dependent on third parties

   Until recently our only experience in operating a college website consists of publishing our Virtual Directories prior to August 1998. We are and will continue to be dependent upon third parties to provide us with software, systems and related services to develop our on-line college communities and to provide us with content designed to attract students to visit our communities. As a result, our ability to operate and maintain our website and communities may be adversely affected by the failure of these parties to provide reliable software, systems and related services. Because we have limited ability to control these third parties and we lack substantial experience in operating on-line college communities, our development of these communities may not be successful. In that event, our future results of operation may be adversely affected.

If we cannot effectively manage our growth, we may incur operating losses

   As a result of the termination of our former joint venture with collegestudent.com, we re-developed and now must maintain our Virtual Directories, are creating new on-line college communities and must negotiate and implement e-commence opportunities. Collegestudent.com performed these functions for the joint venture. In addition, we must conduct an expanded marketing effort to make college students aware of our website. This change in direction is placing substantial strain on our administrative, operational and financial resources, especially in view of the need to have a limited number of on-line communities in place by the fall 1999 semester.

   If our business grows, this growth is likely to place a further strain on our administrative, operational and financial resources. To manage our growth, we must implement systems and train and manage our employees and our sales associates. Our chief operating officer and chief financial officer will be required to implement financial and other operational controls. We have limited management depth, and if we grow substantially in the future, we expect that we will have to employ experienced executives and employees capable of providing the necessary support.

   We can not assure you that our management will be able to manage our growth or that we will be able to hire the necessary senior and middle management personnel necessary to implement our programs. If we fail to do so, our business, financial condition and results of operations will be materially adversely affected.

Fluctuations in our operating results may cause our stock price to fall

   Prior to 1999, we generated no revenue during the first two quarters of the year and, during the first three months of 1999, we generated minimal revenue. Our revenue has been generated principally in the fourth quarter and, to a lesser extent, the third quarter, of the year. This reflects the delivery of our print directories at or near the beginning of the school year. We anticipate that, even if Internet revenue constitutes a significant portion of our revenue, our revenue will continue to be seasonal. Our varying quarterly results may result in the drop of our common stock price.

The Internet has not been accepted as an advertising and commercial medium

 The development of our Internet business is dependent upon the growth of the Internet

   Our ability to grow may be dependent upon the growth of the Internet, and we could lose a significant source of revenue in the event that the Internet does not develop. If Internet usage grows, the Internet may not be able to support the demands placed on it by this growth or its performance or reliability may decline. In addition, our present and proposed website may from time to time experience interruptions in service as a result of outages or other delays occurring. If these outages and delays frequently occur in the future, the use of our website could significantly decrease, which could result in a decline in Internet-related revenue.

 Advertisers have not, and may not, accept the Internet as an advertising medium

   Our principal source of revenue from the Internet has been advertising on our Virtual Directories. Major advertisers do not presently use the Internet as a major advertising medium, and we cannot predict whether the Internet will ever become a major advertising medium. We believe that acceptance of the Internet as an advertising medium will depend on growth and the commercial use of the Internet and the ability of advertisers to determine the extent to which they are reaching their target market. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective and measurable advertising medium, our business, financial condition and operating results could be materially and adversely affected.

 Electronic commerce is in its early stages and may never develop as a significant business

   Electronic commerce, which is generally referred to as e-commerce, has not developed into a reliable method of conducting business. E-commerce includes the sale of goods using the Internet as the location from which goods are purchased. A number of companies use e-commerce as a principal method of selling their goods and services, while others use e-commerce to supplement their store, print catalogue and other business. The future of e-commerce may be dependent upon the ability of companies to show profitable e-commerce operations.

 We may not develop any significant revenue from e-commerce

   Presently, we have no definitive plans concerning e-commerce and we may never generate any significant revenue from e-commerce. If we launch e-commerce programs, a number of factors could prevent market acceptance of e-commerce on our website by college students, including the following:

  . Students may be unwilling to shift their purchasing from traditional stores and catalogues to on-line stores.

  . Students may develop other preferences for e-commerce, including other websites which target college students as well as websites with a broader marketing approach.

  . Increased government regulation or taxation, including regulation of telephone service, may adversely affect e-commerce.

  . Insufficient availability of telecommunications services or changes in telecommunications services could result in slower response times.

 We cannot insure a secure environment

   Our website is vulnerable to physical or electronic break-ins, viruses or other problems that affect websites and Internet communication and commerce generally. As e-commerce becomes more prevalent, our customers may become more concerned about security. Although we believe that we can implement reasonable security precautions, security systems can and are circumvented. The circumvention of our security measures may result in the misappropriation of proprietary information, such as credit card information, or interruptions of our operations. Any such security breaches could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments in our efforts to protect against and to remedy security breaches. Our failure to address security concerns adequately could materially and adversely affect our business, financial condition and operating results.

We will face intense competition in all aspects of our business

 We face competition for contracts for print directories

   Our future growth will be dependent in part upon our continued ability to become the publisher of print directories for additional colleges as well as maintaining our relationships with existing colleges. In competing for print directory contracts, we compete with a number of other publishers of college directories, including University Directories LLC, which, we believe, is one of the largest publishers of college directories, G.V. Publications, Inc. and a number of smaller publishers. We believe that, for many colleges, competition is based on the percentage of advertising revenue paid to the school as a royalty and the perceived ability of the publisher to deliver a quality product on schedule. We may suffer a significant decline in our print directory business in the future.

 Competition for Internet advertising is intense

   Although the Internet is not a developed medium for advertisers, there is significant competition for those advertisers that use the Internet, and we expect that such competition will increase. Our website will be oriented to college students as well as other members of the college community. We will compete for a share of an advertising budget of those advertisers seeking to reach the college community, including other on-line services, other Internet services, traditional print media including local and campus newspapers, radio and television stations.

 We intend to compete in the e-commerce market

   Competition for e-commerce and e-commerce opportunities is intense, and we expect the competition will continue to intensify. There are low barriers to entry, and competitors can launch new websites at a relatively low cost. We believe that our ability to compete in e-commerce will be affected, among other factors, by our ability to:

  . develop and maintain a sufficiently large base of users who regularly visit our website in order to enable us to be attractive to companies offering goods and services through e-commerce;

  . develop regular visitors to our website based upon the features we offer, including attractive e-commerce products;

  .  attract local merchants to join our proposed local Internet malls; and

  . provide students with incentives to order goods and services from particpating merchants on-line.

 We will compete for on-campus marketing opportunities

   A number of established companies are engaged in the direct marketing of products and services on college campuses. We will compete with these companies in our attempt to launch a college marketing business. Because of these competitive factors, our proposed on-campus and on-line marketing programs may not be successful.

We are subject to restrictions in marketing our print directory services

   During 1998, we negotiated with University Directories concerning a proposed combination of our respective businesses. Although these discussions terminated and no agreement was reached, we signed a confidentiality agreement with University Directories. Accordingly, we cannot use confidential information to solicit business from colleges served by University Directories.

Our print directory business is dependent upon both our suppliers and advertisers

   We do not have any printing facilities for our print directories, and all of the printing and related work is subcontracted to unaffiliated printers. As a result, our business may be affected if our printers do not print, bind and ship the directories in accordance with our specifications and schedule.

   We currently derive substantial revenue from the sale of advertising and coupons in print directories. Because of the uncertainties facing the Internet business, we anticipate that print directories will continue to account for at least a majority of our revenue for the foreseeable future. Consequently, any delays in publishing college directories or problems in selling advertising including a downturn in the economy could materially and adversely harm our business, financial condition and results of operations.

We may lose money from publishing print directories

   We publish the large majority of our campus telephone directories on a "no-cost" turnkey basis to the college. This means that we assume all costs of publication and rely upon the sale of advertising to generate revenue. Turnkey publishing subjects us to a number of potential risks including our inability to sell sufficient advertising to cover our direct and indirect costs. We cannot assure you that we will continue to operate profitably in the future.

The Internet and Internet businesses are characterized by rapid technological change

   We will be dependant upon the sale of advertising, e-commerce and direct marketing over the Internet to generate our Internet revenue. The Internet and e-commerce are subject to rapidly changing technology. While these changes are designed to facilitate the usage of the Internet and the growth of the e-commerce, unforeseen technological factors may create a competitive environment in which our business cannot generate adequate revenue or income.

Our business may encounter risks from the Year 2000 which adversely affect us

   The Year 2000 problem is the inability of some software, hardware and systems to determine the correct century on January 1, 2000. For example, software with date-sensitive functions that are not Year 2000 compliant may not be able to determine whether "00" means 1900 or 2000, which may result in computer failures or the failure of the computer to produce accurate information. Our business, operating results and financial position could be materially adversely affected if our computer systems and third party suppliers are not Year 2000 compliant.

   We have not completed our Year 2000 evaluation of our computer hardware and software and other equipment. We are currently taking an inventory of the software, hardware and systems that we believe may be affected by Year 2000 issues to determine the extent that such software, hardware and systems are Year 2000 compliant and the effort necessary to make such software, hardware and systems Year 2000 compliant. We anticipate that we will be able to complete our assessment by the end of the third quarter of 1999, although it is possible that our assessment may not be completed at that time. It is possible that our expenses could be material. The failure of our computer systems to be Year 2000 compliant prior to January 1, 2000 could have a material adverse effect on our business, results of operations and financial condition.

We have broad discretion as to the use of the proceeds from this offering which may increase the risk that they will not be used effectively

   Except for the payment of principal and interest on outstanding debt, the net proceeds of this offering are allocated to working capital purposes, including the development of our new on-line communities, marketing and other general corporate purposes, including possible acquisitions. Circumstances may change which may result in a reallocation of such intended use of proceeds. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of this offering. If you purchase common stock in this offering, you will be entrusting your funds to our management, upon whose judgment you must depend, with only limited information concerning management's specific plans or intentions.

We may not be able to carry out our growth strategy if we cannot make future acquisitions

   Following this offering, we may make acquisitions of other businesses, including the possible acquisition of companies which publish print campus telephone directories, publish coupon books for college students, market products to the college market and provide Internet services aimed at college students. Such acquisitions may be made using a portion of the net proceeds of this offering or with our securities or a combination of cash and securities. At present, we are not engaged in formal or informal discussions with respect to any acquisition. However, if we make an acquisition, we may not seek stockholder approval or provide stockholders with any information concerning any such acquisition prior to the execution of an acquisition agreement. We may not be successful in acquiring any business. Additionally, we have no experience in making acquisitions.

Acquisitions may disrupt or have a negative impact on our business

   If we make an acquisition, we could have difficulty integrating that company's personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business of publishing official campus telephone directories. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our future results of operations.

Increasing government regulation could affect our business

   As Internet commerce evolves, we expect that federal and state agencies may adopt legislation and regulations covering issues such as user privacy, pricing, content and quality of products and services. Although many of these regulations may not apply to our business directly, we expect the future legislation and regulation could expose companies involved in e-commerce and the sale of advertising over the Internet to liability which could limit the growth of Internet commerce generally. We could face exposure to liability resulting from allegations of defamation, breach of privacy or inappropriate usage of e-mail by students. In addition, regulations which increase the cost of Internet access may have an effect on the use of the Internet by members of the college community.

We are controlled by our management

   Upon completion of this offering, Messrs. Paul and Rafanello together will own or have the right to vote approximately 64.4% of our outstanding common stock. As a result, they may be able exercise control over all matters requiring stockholder approval including the election of directors and approval of significant corporate transactions. Their voting control could have the effect of delaying or preventing a change of control which might benefit our stockholders.

Our management and board of directors will benefit from this offering which creates a conflict of interest

   Messrs. Michael S. Paul and John S. Rafanello and Mr. Paul's wife have guaranteed our working capital line of credit. As of July 31, 1999, we owed the bank approximately $600,000. A portion of the proceeds of this offering will be used to pay the line of credit. Following the offering, we will seek to eliminate these personal guarantees.

   Messrs. Paul and Rafanello have employment agreements with the Company. These agreements provide that, upon completion of this offering, they will each receive an increase in salary from $115,000 to $150,000 and one-time bonuses in the amount of approximately $70,000.

   Mr. Alan L. Frank, a member of our board of directors, is a member of Frank & Rosen which acts as our lawyers in matters unrelated to this offering. Frank & Rosen is receiving $250,000 from the proceeds of this offering.

We do not have any patent or copyright protection

   We do not have any patent or copyright protection on any of the software we use. We believe that the success of our business is not dependent upon any patents or copyrights for our business. We are relying on third parties to develop software for us. In the event any software infringes upon the proprietary rights of others, our business may be impaired and we may incur substantial costs, regardless of whether we ultimately prevail.

   Last year, the United States Patent and Trademark Office issued two patents to two different companies on their business models. These patents may protect their new ways of doing business. Both of these patents were issued for Internet business models. Although it does not initially appear that these patents cover our Internet activities, we do not know whether there are other patent applications on file which might be applicable to us. Our business could be hurt if our business breaches any of these patented business models.

You will incur immediate and substantial dilution

   On March 31, 1999, we had a pro forma net tangible book value of $.06 per share of common stock, after giving effect to the conversion of our Series A, B, C and D Preferred Stock. If you purchase common stock in this offering you will sustain a dilution in the net tangible book value per share of common stock of $8.89, or 74.1% from the $12.00 initial public offering price.

We may issue preferred stock without approval of our stockholders which could make it more difficult for a third-party to acquire us

   We have the authority to issue preferred stock without a vote of our stockholders. In the future, our board of directors may issue one or more series of preferred stock that has more than one vote per share. This could permit our board of directors to issue such stock to investors who support our management and give effective control of our business to our management. Furthermore, under some circumstances issuing preferred stock may violate the rules of the Nasdaq Stock Market, which could result in our common stock being delisted from that market. The delisting of our common stock from the Nasdaq SmallCap Market could result in both a drop in the stock price and decline in interest in the stock which could make it more difficult for stockholders to sell their shares.

The offering price of our common stock was arbitrarily determined

   The initial public offering price was determined by negotiations between us and the underwriter and does not necessarily relate to our book value, net worth, financial condition or other established criteria of value.

There has never been a trading market for our common stock and we cannot predict the extent to which a market will develop

   Prior to this offering, there was no established market for our common stock. We have applied for the listing of our common stock on the Nasdaq SmallCap Market and the Pacific Exchange. However, such listing does not mean that an active market in the common stock will develop or be maintained. If you purchase common stock in this offering, you may have difficulties in selling your shares if you desire to do so.

   A significant number of the shares of common stock may be sold to customers of the underwriter. These customers may subsequently sell common stock to and purchase common stock from the underwriter. Although it has no obligation to do so, the underwriter may become a market maker and otherwise effect transactions in our common stock, and, if it participates in the market, may be a dominating influence in the trading of such securities. The prices and the liquidity of the common stock may be significantly affected by the degree, if any, of the participation of the underwriter as a market maker, should a market develop.

3,461,728, or 69.8% of our total outstanding shares are restricted from immediate resale but may be publicly sold in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well

   After this offering, we will have outstanding 4,961,728 shares of common stock. This includes the 1,500,000 we are selling in this offering, which may be resold in the public market immediately. The remaining 69.8%, or 3,461,728 shares, of our total outstanding shares will become available for resale in the public market as shown below.

   As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

Number of shares/% of total outstanding  Date of availability for resale into public market
75,000/1.5%                              91 days after the date of this prospectus due to an agreement these stockholders have with the underwriter. However, we and the underwriters can waive this restriction and allow these stockholders to sell their shares at any time.
468,916/9.5%                             Nine months after the date of this prospectus due to an agreement these stockholders have with the underwriter. However, we and the underwriters can waive this restriction and allow these stockholders to sell their shares at any time.
2,917,812/58.8%                          12 months after the date of this prospectus due to an agreement these stockholders have with the underwriter. However, we and the underwriters can waive this restriction and allow these stockholders to sell their shares at any time.
459,000/8.5%                             These shares are issuable upon conversion of our Series E Preferred
                                         Stock. They may be converted beginning in May 2000. Due to the requirements of the federal securities laws, these shares may be publicly sold beginning in May 2000.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements that address, among other things, our expectations with regard to the college market, the future of the Internet and e-commerce, our planned on-line communities, other expansion of our business, the future growth of our publishing business and potential acquisitions. In addition to these statements, trend analysis and other information including words such as "seek," "anticipate," "believe," "plan," "estimate," "expect" "intend" and other similar expressions are forward looking statements. These statements maybe found in the sections of this prospectus entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Some or all of the results anticipated by the forward-looking statements will not occur as a result of various factors including, but not limited to all of the risks discussed in "Risk Factors" and elsewhere in this prospectus.

                                USE OF PROCEEDS

   We estimate that the net proceeds from the offering will be approximately $14,940,000, after payment of underwriting discounts and expense allowance and our other estimated expenses of this offering.

   We expect to use approximately $600,000 to pay the balance of a loan to a bank. This note bears interest at the bank's prime rate, plus one-half of one percent. We obtained this loan from the bank in January 1999. We used the proceeds from the January loan to pay a $600,000 loan from another bank and for working capital. We obtained the first loan in June 1998 to enable us to purchase College Directory Publishing, Inc. from The Publishing Company of North America, Inc.

   We expect to use $625,000 of the net proceeds to pay 5% notes due on completion of this offering. We issued a $100,000 note to The Publishing Company as part of the purchase price of College Directory Publishing. We issued an additional $525,000 in June 1998 and used the funds as part of our cost of acquiring College Directory Publishing. These notes were issued as part of units that included shares of Series B Redeemable Preferred Stock.

   We also are paying $250,000 in legal fees to Frank & Rosen for its services in connection with the recent cancellation of 780,272 shares of common stock. Alan L. Frank, a partner of Frank & Rosen, is a member of our board of
directors. See the discussion of this cancellation on page   of this prospectus
under the heading "Related Party Transactions".

   We also intend to use the balance of the proceeds for the working capital, including the development of our new on-line college communities throughout the United States, the marketing of our print directories and our aroundcampus.com website on-campus and other general corporate purposes. We may use a portion of the net proceeds to acquire other businesses. Although we are not contemplating any specific acquisitions at this time, we expect that acquisition candidates may include other college campus telephone directory publishers, companies engaged in the publishing of coupon books for college students, companies which supply Internet services to the college market and companies which market products to college students. As of the date of this prospectus, we cannot specify with certainty how we will use the remaining net proceeds. Accordingly, our management will have broad discretion in how we spend these net proceeds.

   To the extent that the underwriter exercises its over-allotment option, the net proceeds from the sale of such shares will be used for working capital and for acquisitions.

   Pending our use of the proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

                                 CAPITALIZATION

   Our capitalization is presented at March 31, 1999

  .  on an actual basis;

  . on a pro forma basis to give effect to our recent sale of 68 shares of Series E Preferred Stock and our use of such proceeds to pay bank debt; and

  . on an as-adjusted basis to also give effect to our receipt of the net proceeds of this offering.

                                                       March 31, 1999
                                              ---------------------------------
                                                Actual   Pro Forma  As Adjusted
                                              ---------- ---------- -----------
Short-term debt:
  Notes payable.............................. $  625,000 $  625,000 $       --
  Line of credit.............................    950,000    600,000         --
  Current portion of capital leases..........      4,293      4,293       4,293
                                              ---------- ---------- -----------
                                               1,579,293  1,229,293       4,293
                                              ---------- ---------- -----------
Long-term debt:
  Capital leases, net of current portion.....      7,283      7,283       7,283
Redeemable Preferred Stock:
  Series B Preferred Stock, par value $1.00,
   300,000 shares authorized, 300,000 issued
   and no shares outstanding as adjusted.....    300,000    300,000         --
Stockholders' equity:
  Series A Preferred Stock, par value $.001
   per share; 1,000 shares authorized, 1,000
   shares issued and outstanding at
   December 31, 1998, no shares issued or
   outstanding as adjusted...................          1          1         --
  Series C Preferred Stock, par value $.001
   per share; 1,000 shares authorized, 1,000
   shares issued and outstanding at
   December 31, 1998, no shares issued or
   outstanding as adjusted; liquidation
   preference $200,000.......................          1          1         --
  Series D Preferred Stock, par value $.001
   per share; 1,000 shares authorized, 1,000
   shares issued and outstanding at
   December 31, 1998, no shares issued or
   outstanding as adjusted; liquidation
   preference $75,000........................          1          1         --
  Series E Preferred Stock, par value $.001
   per share; no shares authorized, issued or
   outstanding at December 31, 1998, 68
   shares authorized, shares issued and
   outstanding as adjusted; liquidation
   preference $1,549,125.....................        --           1           1
  Common Stock, par value $.001 per share;
   20,000,000 shares authorized, 2,121,000
   shares issued and outstanding at December
   31, 1998, 4,961,728 shares issued and
   outstanding as adjusted...................      2,121      1,341       4,962
  Contributed capital........................    389,076  1,235,484  16,471,866
  Retained earnings..........................    105,757    105,757     105,757
                                              ---------- ---------- -----------
Total stockholders' equity...................    496,957  1,342,586  16,582,586
                                              ---------- ---------- -----------
Total capitalization......................... $2,383,533 $2,879,162 $16,594,162
                                              ========== ========== ===========

   The outstanding shares of common stock do not include:

  . 560,000 shares of common stock issuable under our 1999 stock option plan, of which we have granted options to purchase 169,400 shares;

  .  125,000 shares issuable upon exercise of options issued to a consultant;

  . 225,000 shares of common stock which may be issued if the underwriter exercises its over-allotment option;

  . 150,000 shares of common stock which may be issued pursuant to the underwriter's warrants; and

  . 459,000 shares of common stock issuable upon conversion of the Series E Preferred Stock.

                                    DILUTION

   As of March 31, 1999, pro forma net tangible book value of the common stock was $203,312, or approximately $.06 per share. Since our Series A, B, C and D Preferred Stock automatically convert into common stock upon completion of this offering, in computing net tangible book value per share we have treated the shares of these series of preferred stock as having been converted on March 31, 1999. The pro forma net tangible book value per share at March 31, 1999 represents the amount of our tangible assets less our liabilities divided by 3,461,728, which is the number of shares of our common stock which will be outstanding upon conversion of these series of preferred stock, but prior to the completion of this offering. The net tangible book value, as adjusted for this offering, does not reflect any change in our net book value which may result from our operations subsequent to March 31, 1999.

   Assuming that we sell the 1,500,000 shares of common stock that are offered by this prospectus at $12.00 per share, after paying the underwriter's discount and the estimated expenses of this offering, our pro forma net tangible book value would be $3.11 per share. This change in pro forma net tangible book value represents an immediate increase in net tangible book value per share of approximately $3.05 to our present stockholders and an immediate dilution (the difference between the offering price of the shares and the pro forma net tangible book value per share after the offering) per share of approximately $8.89 to investors purchasing shares of common stock in this offering.

   The following table illustrates the dilution of one share of common stock as of March 31, 1999:

   Assumed initial public offering price per share................      $12.00
     Pro forma net tangible book value per share at December 31,
      1998........................................................ $.06
     Increase per share attributable to investors in this
      offering.................................................... 3.05
                                                                   ----
     Pro forma net tangible book value per share after this
      offering....................................................        3.11
                                                                        ------
   Dilution to public investors...................................      $ 8.89
                                                                        ======

   If the underwriter's over-allotment option is exercised in full, the net tangible book value per share will be $3.44 per share, representing dilution to the purchasers in this offering of $8.56 per share.

   The following table summarizes on a pro forma basis, as of March 31, 1999, the total consideration and average purchase price paid by our present stockholders and by the investors who purchase common stock in this offering, based on an assumed initial public offering price of $12.00 per share.

                                 Shares Purchased  Total Consideration  Average
                                 ----------------- -------------------   Price
                                  Number   Percent   Amount    Percent Per Share
                                 --------- ------- ----------- ------- ---------
Present stockholders............ 3,461,728   69.8% $   691,200    3.7%  $  .20
                                                                        ======
New investors................... 1,500,000   30.2%  18,000,000   96.3%  $12.00
                                 ---------  -----  -----------  -----   ======
  Total......................... 4,961,728  100.0% $18,691,200  100.0%
                                 =========  =====  ===========  =====

                            SELECTED FINANCIAL DATA

   We derived the selected historical and pro forma financial data presented below from our historical consolidated financial statements and related notes included in another part of this prospectus. You should read the selected financial data together with our historical financial statements and the section of the prospectus entitled "Management's Discussion and Analysis of Financial Conditions and Results of Operations." The information for the three months ended March 31, 1999 and 1998 is derived from our unaudited consolidated financial statements. The unaudited financial statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such periods.

   Ernst & Young LLP, independent certified public accountants, audited our historical financial statements for the years ended December 31, 1998 and December 31, 1997. These financial statements include the results of operations for our subsidiary, College Directory Publishing, for the following periods:

  . College Directory Publishing as an independent company from January 1, 1997 through July 3, 1997;

  . College Directory Publishing as a subsidiary of The Publishing Company of North America, Inc. from July 4, 1997 through June 10, 1998; and

  . College Directory Publishing as our operating subsidiary from June 11, 1998 through December 31, 1998.

   We have combined the results of operations into pro forma statements for the years ended December 31, 1998 and December 31, 1997. You should read the notes accompanying the information below to understand the basis for the pro forma presentation. We have presented this information to give you a better picture of what we believe our business might have looked like if we had operated College Directory Publishing as an independent entity since January 1, 1997 based on our actual operations during such period. However, we may have performed differently if we had operated College Directory Publishing as an independent operation for the entire period. You should not rely on the unaudited pro forma information as indicating the historical results that would have been achieved.

   In preparing these pro forma statements of operations for the years ended December 31, 1998 and December 31, 1997 the results of operations for these two audited periods for each year were combined except as follows:

  . for 1997, amortization expense was calculated as if the purchase of College Directory Publishing by The Publishing Company was effective January 1, 1997. For 1998, it assumes the purchase by us was effective January 1, 1998;

  . we eliminated the management fee allocated by The Publishing Company in December 1997;

  . in 1998, we capitalized certain costs that were expensed by The Publishing Company as selling, general and administrative expenses ; and

  . income tax expense was calculated based upon the results of operations for the entire year.

                                Actual                          Actual
                          --------------------  ----------------------------------------
                                                            Period from    Period from
                             Three Months                     June 11,   January 1, 1998
                            Ended March 31,                 1998 through     through
                          --------------------  Pro Forma   December 31,    June 10,
                            1999       1998        1998         1998          1998
                          ---------  ---------  ----------  ------------ ---------------
Statements of Operations
 Data:
  Net sales.............  $ 170,793  $  (1,286) $4,499,254   $4,500,461     $  (1,207)
Expenses:
  Publication...........     13,040        407   1,659,555    1,640,554        19,001
  Selling, general and
   Administrative.......    414,660    186,530   2,732,768    2,389,709       374,211
  Amortization..........     14,835     24,341     152,869      126,248        43,332
                          ---------  ---------  ----------   ----------     ---------
Operating income
 (loss).................   (271,742)  (212,564)    (45,938)     343,950      (437,751)
Interest, net...........    (21,479)   (12,922)    (66,910)     (33,505)      (33,405)
Other income............        --         --      204,707      204,707           --
Income tax benefit
 (expenses).............    110,926     76,093     (39,499)    (227,100)      161,837
                          ---------  ---------  ----------   ----------     ---------
Net income (loss).......  $(182,295) $(149,393) $   52,360   $  288,052     $(309,319)
                          =========  =========  ==========   ==========     =========
Basic earnings (loss)
 per share..............  $    (.08) $  (49.80) $      .02   $      .14     $ (103.11)
                          =========  =========  ==========   ==========     =========
Shares outstanding used
 in per share
 calculation............  2,121,000      3,000   2,121,000    2,121,000         3,000
                          =========  =========  ==========   ==========     =========
Diluted earnings (loss)
 per share..............  $    (.04) $  (49.80) $      .01   $      .07     $ (103.11)
                          =========  =========  ==========   ==========     =========
Shares outstanding used
 in per share
 calculation............  4,242,000      3,000   4,242,000    4,242,000         3,000
                          =========  =========  ==========   ==========     =========

                                                       Actual
                                       ----------------------------------------
                                                   Period from
                                                   July 4, 1997   Period from
                                                     through    January 1, 1997
                                       Pro Forma   December 31, through July 3,
                                          1997         1997         1997(1)
                                       ----------  ------------ ---------------
Statements of Operations Data:
  Net sales..........................  $3,715,656   $3,692,208     $  23,448
Expenses:
  Publication........................   1,450,419    1,419,955        30,464
  Selling, general and
   administrative....................   2,181,745    1,661,806       519,939
  Management Fee.....................         --       180,000           --
  Amortization.......................      97,264       48,602           --
                                       ----------   ----------     ---------
Operating income (loss)..............     (13,772)     381,845      (526,955)
Interest, net........................     (27,465)     (14,142)      (13,323)
Income tax benefit (expense).........      17,732     (157,480)          --
                                       ----------   ----------     ---------
Net income (loss)....................  $  (23,505)  $  210,223     $(540,278)
                                       ==========   ==========     =========
Basic and diluted earnings (loss) per
 share...............................  $    (7.84)  $    70.07     $ (180.09)
                                       ==========   ==========     =========
Shares outstanding used in per share
 calculation.........................       3,000        3,000         3,000
                                       ==========   ==========     =========

--------
(1) The actual results for this period do not reflect a pro forma tax benefit of $204,376. If this benefit had been realized the net loss would have been $335,902 and the basic and diluted loss per share would have been $111.97.

   The following balance sheet data is presented:

  .  on a historical basis; and

  . for March 31, 1999, on a pro forma basis to reflect our receipt of the net proceeds from our recent sale of 68 shares of Series E Preferred stock and the use of a portion of the net proceeds to pay short-term debt.

                                           March 31, 1999     December 31, 1998
                                         -------------------- -----------------
                                          Actual    Pro Forma
                                         ---------  ---------
Balance Sheet Data:
  Cash and cash equivalents............. $ 205,380  $ 372,380     $265, 214
  Working capital (deficit).............  (569,083)   276,546      (384,345)
  Total assets.......................... 3,494,012  3,678,891     3,701,078
  Short-term borrowings................. 1,579,293  1,229,293     1,229,293
  Long-term debt, less current
   maturities...........................     7,283      7,283         8,276
  Redeemable preferred stock............   300,000    300,000       300,000
  Total stockholders' equity............   496,957  1,342,586       679,252

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of the prospectus.

Overview

   We are a leading publisher of both print and on-line college campus telephone directories. Our wholly-owned subsidiary, College Directory Publishing (and its predecessor), have been publishing official college campus telephone directories since 1986. Through 1998 the sale of local advertising for our print directories has been our principal source of revenue.

   We recognize print directory advertising revenue when we print and ship our directories. Since we normally publish our directories during the fall semester, until this year we have recognized all our revenue in the third and fourth quarters of the calendar year. We defer related production and selling expenses until we print and ship our directories. Deposits received from the sale of advertising prior to publication are recorded as deferred revenue. Advertising on our Virtual Directories is recognized as revenue when the advertisement is placed on-line. For the past two years, we packaged the Internet advertising with our print advertising. We only sold the Internet advertising in the fourth quarter and recognized revenue at that time as it was placed on-line. Commencing in 1999, we began selling Internet advertising and placing the advertisements on-line throughout the year, and we are recognizing this revenue as the advertisements are placed on-line.

Results of Operations

   The following table sets forth the percentage of revenue represented by certain items reflected in our statements of operations. The following information is based upon the pro forma information.

                                                                 Year Ended
                                                                  December
                                                                     31,
                                                                 -------------
                                                                 1998    1997
                                                                 -----   -----
   Net sales.................................................... 100.0 % 100.0 %
   Expenses:
     Publication costs..........................................  36.9    39.0
     Selling, general and administrative expenses...............  60.7    58.8
     Amortization...............................................   3.4     2.6
                                                                 -----   -----
   Operating loss...............................................  (1.0)    (.4)
   Interest expense, net........................................  (1.5)    (.7)
   Other income.................................................   4.5     --
   Income tax benefit (expense).................................   (.8)     .5
                                                                 -----   -----
   Net income (loss)............................................   1.2 %   (.6)%
                                                                 =====   =====

   Quarterly information is not presented in the table because of the seasonality of our business.

Three Months Ended March 31, 1999 and 1998

   Net sales. Net sales increased from a negative $1,286 for the three months ended March 31, 1998 to $170,793 in the three months ended March 31, 1999. In the three months ended March 31, 1998, we did not publish any directories or sell any Internet advertising. The negative net sales resulted from refunds made during the quarter. In the three months ended March 31, 1999, we published one campus telephone directory, two discount coupon books, and sold Internet advertising. Print revenue was $39,163 and Internet revenue was $131,630.

   Publication. Publication costs include the composition, typesetting, and printing of our print publications. The cost of printing publications for the three months ended March 31, 1999 was $13,040.

   Selling general and administrative expenses. Selling, general and administrative expenses increased from $186,530 for the three months ended March 31, 1998 to $414,660 for the three months ended March 31, 1999. The major components in 1999 were an increase in sales commissions of $29,925 as a result of the increased sales, an increase in bank fees and legal fees of $24,992 as a result of the refinancing of our line of credit, an increase of $20,383 in marketing expenses, an increase of $38,750 in management salaries and a $75,000 increase in other administrative costs. The cost of revenue sharing with collegestudent.com of $36,564 is also included as a selling, general and administrative expenses for the three months ended March 31, 1999.

   Interest, net. Interest expenses increased from $12,922 for the three months ended March 31, 1998 to $25,436 for the three months ended March 31, 1999. The reason for the increase is the interest paid on $625,000 of debt related to our purchase of College Directory Publishing on June 10, 1998 and a greater average outstanding balance on our line of credit for the three months ended March 31, 1999. For the period ended March 31, 1999, we earned $3,957 in interest income. There was no interest income earned during the three months ended March 31, 1998.

   Income taxes. An income tax benefit was calculated for both periods, based upon the losses incurred.

 Years Ended December 31, 1998 and 1997

   Net sales. Net sales increased from $3,715,656 for the year ended December 31, 1997 to $4,499,254 for the year ended December 31, 1998, which is a 21.1% increase. The increase in net sales was due to an increase in the number of directories published. We published 57 directories in 1997 and 68 directories in 1998. The average advertising revenue per directory was constant in both years. In addition, there were a greater number of our advertisers which purchased the print and Internet package in 1998 than in 1997.

   Publication. Publication costs include composition, typesetting, printing and fees paid to colleges to obtain the right to publish their official directories. The cost of printing and typesetting the directories increased from $937,208 in 1997 to $1,059,668 in 1998. The increase in costs reflects the increase in the number of directories published. However, the average cost of printing a directory declined from 1997 to 1998 due to a decrease in the price of paper. Fees paid to the colleges increased from $513,211 in 1997 to $599,887 in 1998. For a large number of our print directories, our payment to colleges is based on a guaranteed fee and a percentage of revenue from the print directory. This increase in fees reflected the increase in the number of directories published.

   Selling, general and administrative expenses. Selling, general and administration expenses increased 25.3%, from $2,181,745 for 1997 to $2,732,768 for 1998. The increase is primarily the result of an increase in commissions of $172,969 resulting from the sales increase, an increase of $287,990 in salaries and an increase of $35,189 in bad debt expense. We calculate bad debt as a percent of the advertising revenue sold.

   Interest, net. Interest expense, net of income, increased from $27,465 in 1997 to $66,910 in 1998 as a result of the $625,000 in notes incurred in June 1998 to finance the acquisition of College Directory Publishing as well as increased borrowings in 1998. In 1998, we earned interest income of $10,397. No interest income was earned in 1997.

   Other income. In December 1998, we settled litigation on a favorable basis. The settlement resulted in a gain of $204,707, net of expenses.

   Income taxes. Prior to July 3, 1997, College Directory Publishing was a subchapter S corporation and therefore no income tax was payable at the corporation level. After July 3, 1997, College Directory Publishing was a subsidiary of The Publishing Company. Based upon the net income from July 3, 1997 to December 31, 1997 College Directory Publishing incurred a tax liability. For the period from January 1, 1998 to June 10, 1998 as a subsidiary of The Publishing Company, College Directory Publishing incurred a loss and generated an income tax benefit. Subsequent to June 10, 1998, College Directory Publishing generated a profit and was subject to both federal and state income taxes for that period.

Quarterly Results of Operations

   As shown in the following table of quarterly operating results, our operating results have varied significantly as a result of the seasonality of our print publishing business. As long as revenue from this business activity continues to be a significant portion of our revenue, quarterly results will continue to fluctuate significantly.

                                                             Three Months Ended
                    -----------------------------------------------------------------------------------------------------
                    March 31, December 31, September 30, June 30, March 31, December 31, September 30, June 30, March 31,
                      1999        1998         1998        1998     1998        1997         1997        1997     1997
                    --------- ------------ ------------- -------- --------- ------------ ------------- -------- ---------
                                                               (In Thousands)
Net sales.........    $171       $3,662        $838       $ --      $ (1)      $3,322        $371       $ --      $  23
Operating
income (loss).....    (272)         387         (43)       (225)    (213)         625        (244)       (378)     (149)
Interest, net.....     (21)         (29)         (5)        (20)     (13)          (3)        (11)        (11)       (2)
Income tax benefit
 (expense)........     111         (247)         20          85       77         (266)        109         147        57
Other income......     --           205         --          --       --           --          --          --        --
Net income
 (loss)...........    (182)         316         (28)       (160)    (149)         356        (146)       (242)      (94)

Liquidity and Capital Resources

   Since our inception, we have primarily financed our operations with cash flows generated from operations and borrowings. When College Directory Publishing was acquired by The Publishing Company on July 3, 1997, they advanced us $200,000 as working capital. We borrowed an additional $548,000 from The Publishing Company during 1997. We also owed them an additional $212,000 for certain services including $180,000 for a management fee. From January 1, 1998 to June 10, 1998, we borrowed an additional $320,000. These borrowings were used for working capital.

   On June 10, 1998, we repurchased College Directory Publishing from The Publishing Company for $1,400,000 in cash, a $100,000 note, the issuance of shares of Series C Preferred Stock and the return of all of the shares of The Publishing Company's common stock which The Publishing Company issued when it purchased College Directory Publishing in 1997. We financed the purchase with a $600,000 line of credit from a bank and $825,000 from a private placement consisting of 300,000 shares of Series B Preferred Stock and $525,000 principal amount of 5% notes. The notes to The Publishing Company and the notes to the investors are due on the earlier of December 1999 or the completion of this offering.

   At December 31, 1998, we had a working capital deficiency of $384,345. This deficiency reflects the $625,000 notes described in the preceding paragraph.

   In January 1999, we entered into a revolving line of credit with a bank to replace our then outstanding $600,000 bank loan. The line of credit has a borrowing limit of $1,200,000 based upon a formula by advancing up to 70% of eligible receivables and 40% of gross advertising sales through July 1999. The line of credit bears interest at the bank's prime rate plus one-half of one percent. As of July 31, 1999, there was an outstanding balance of approximately $600,000, and our borrowing formula permits us to borrow an additional $540,000.

   Subsequent to March 31, 1999, we sold 68 shares of our Series E Preferred Stock in a private placement. We received net proceeds of approximately $820,000 after paying the placement costs. The proceeds from this placement were used to pay our income tax liability for 1998, to make a payment on account of our line of credit and to pay expenses relating to this offering.

   We believe that the net proceeds from the offering, together with the increased borrowing available from the line of credit will be sufficient to meet our anticipated working capital and expansion plans for the next 12 months. Additional financing may not be available when needed or, if available, such financing may not be on terms favorable to us or our stockholders. If financing is not available on acceptable terms, it could have a material adverse effect on our business, financial condition or results of operations.

Year 2000 Compliance

   The year 2000 problem is the inability of some software, hardware and systems to determine the correct century commencing on January 1, 2000. For example, software with date-sensitive functions that are not Year 2000 compliant may not be able to determine whether "00" means 1900 or 2000, which may result in computer failures or the failure of the computer to produce accurate information. Our business, operating results and financial position could be materially and adversely affected if our computer systems and third party suppliers are not Year 2000 compliant.

   We have made a preliminary assessment of the Year 2000 readiness of our internal software and hardware systems. This preliminary assessment includes the hardware and software that support our systems. Our assessment plan includes:

  . contacting third party vendors from whom we purchase or license our material hardware, software and services;

  . assessing repair, upgrade or replacement requirements and implementing repair, upgrade or replacement; and

  . testing certain internal and third party, hardware, software and systems.

   We are currently reviewing the software, hardware and systems that we believe may be affected by Year 2000 issues to determine the extent that such software, hardware and systems are Year 2000 compliant and the effort necessary to make such software, hardware and systems Year 2000 compliant. We anticipate that we will be able to complete our assessment by the end of the third quarter of 1999, although it is possible that such assessment may not be completed at that time.

   We have not incurred any material expense for Year 2000 compliance matters to date. We have budgeted $100,000 in 1999 on Year 2000 compliance issues. These expenses will be related to time spent by employees and consultants in the evaluation process as well as any needed repair, upgrade or replacement. However, since we have not completed our Year 2000 evaluation, it is possible that our expenses could considerably exceed that amount. The failure of our computer systems to be Year 2000 compliant by January 1, 2000 could have a material adverse effect on our business, results of operations and financial condition.

Recent Accounting Pronouncements

   In June 1997, the Financial Accounting Standards Board (FASB) issued Reporting Comprehensive Income (SFAS No. 130), which establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 offers alternatives for presentation of disclosures required by the standard. The adoption of SFAS No. 130 had no impact on our results of operations, financial position or cash flows, as the amount of comprehensive income (loss) is the same as the net income (loss) for all periods presented.

   In June 1997, the FASB issued Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131), which establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 131 had no impact on our results of operations, financial position or cash flows.

   In February 1998, the FASB issued Employers' Disclosures about Pension and Other Post Retirement Benefits (SFAS No. 132), which revises employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the measurement or recognition of those plans. SFAS NO. 132 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS NO. 132 will not have an impact on our results of operations, financial position or cash flows since we do not have any pension or post retirement benefit plans.

   In June 1998, the FASB issued Accounting for Derivatives and Hedging Activities (SFAS 133) which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. As we do not currently engage or plan to engage in derivative or hedging activities, there will be no impact to our results of operations, financial position or cash flows upon the adoption of this standard.

                                    BUSINESS

Our Business

   We are a leading publisher of print and on-line campus telephone directories. Our objective is to be the leading resource for businesses which are seeking to reach the college market. Our official print campus telephone directories provide listings of names, addresses and telephone numbers of students and faculty members, departmental information, campus maps and other information, all of which is provided to us by the colleges. Similar information is contained in our on-line Virtual Directories. Both types of directories include yellow page sections of listings of paid advertisers and discount coupons. In addition, the Virtual Directories include banner ads provided by advertisers. Through June 30, 1999, the sale of advertising in our print directories has been our principal source of revenue.

   During the 1998-1999 school year, we published 65 official print campus telephone directories and three medical school directories. During the 1999-2000 school year, we expect to publish at least 73 official print campus telephone directories and four medical school directories. In addition, we are the sales representative for more than 30 college directories published by others. We believe that we publish more print campus telephone directories than any of our competitors.

Industry Overview

 The College Student Market

   College students represent a large audience with particular needs and interests. Students are exposed, often for the first time, to lifestyle decisions and other challenges. Students generally form brand loyalties during their college years.

   The major characteristics of the four-year college market are:

  . Total student enrollment in the United States is approximately 8,500,000 full-time students and is increasing annually.

  .  College students and their families have significant buying power.

  . College students generally earn more money during their lifetime than their peers who do not attend college.

  . College students are major users of the Internet, and many colleges offer high speed Internet access. According to a published report, researchers at the University of California at Los Angeles estimate that approximately 83% of college freshman use the Internet for research and homework.

  . A leading Internet consulting firm, Jupiter Communications, LLC, estimated that, in 1998, approximately 5.6 million students used the Internet, and these students have a combined on-line purchasing power in the hundreds of millions of dollars.

  . Greenfield Online, publisher of the Pulsefinder On-Campus Market Study, found that as of May 1999 college students are increasing their usage of the Internet and e-commerce purchases. In addition to similar findings as the UCLA study, Greenfield Online's survey concluded that 32% of college students visited e-commerce websites in 1999 in contrast to 16% in 1998. Of the 1999 visitors, 62% of the students placed an order on-line according to the survey.

   Advertisers recognize the importance of college students and dedicate significant resources to reach this market. College students have been difficult to reach in a targeted fashion because:

  .  They attend more than 3,000 colleges throughout the United States.

  .  Each college has its own unique characteristics.

  . Within each college community, groups of students have their own unique interests.

  .  Students frequently change their addresses.

  . The college student population has significant turnover as a new freshman class replaces the graduating class each academic year.

 Growth of the Internet, On-Line Advertising and E-Commerce

   The rapid growth of the Internet is apparent to most casual observers. The Internet has developed into an important mass medium for distributing and collecting information, communicating, entertaining and conducting business.

   The Internet allows on-line merchants to communicate with customers and customers to communicate with merchants. Advertisers can use the Internet to target people with specific needs and interests while measuring the use of their websites. As a result, the Internet is emerging as an attractive medium for advertising and for e-commerce.

   A number of firms have projected significant Internet and e-commerce growth in the future. We recognize that these projections may never be realized.

  . The Internet Advertising Bureau recently estimated that Internet advertising doubled from $906 million in 1997 to $1.92 billion in 1998.

  . Forrester Research, Inc. estimates that in the United States spending for Internet advertising will grow from $1.3 billion in 1998 to $10.5 billion in 2003.

  . Jupiter Communications projects that Internet advertising will grow from $1.9 billion in 1998 to $7.7 billion in 2002.

  . According to Jupiter Communications, students will spend close to $2.6 billion per year through e-commerce by 2002.

  . VISA estimates that in 1998 it processed $13 billion, or 1% of its total credit card activity, for the purchase of goods and services through the Internet. VISA expects that, by 2003, Internet charges will account for 11% of its total sales.

   While these estimates and forecasts of Internet growth differ, they all share the common belief that the growth will be dramatic.

Our Solution

   Historically, the college market has been fragmented. We do not believe that any business has been successful in capturing this market by offering a range of services to businesses targeting college students. Recently, several companies have emerged and sought to fill this void. We believe that the Internet has emerged as an attractive medium for advertisers because it offers advertisers the ability to target their messages to a specific market, to interact with users and measure user preferences to a greater extent than traditional media. However, we believe that traditional media will continue to be important for businesses trying to reach college students. Our goal is to be the leading source for providing services to businesses seeking to market their goods and services to college students. To this end, we intend to offer businesses a number of avenues to reach students including:

  .  Internet advertising on our website;

  .  advertising in our print directories;

  . direct marketing opportunities to, and e-commerce opportunities for, our members;

  .  on-campus promotions; and

  .  electronic and print coupon books.

   We believe that our 13 years of experience in publishing official campus telephone directories and selling advertising to businesses seeking to reach the college market, our reputation with colleges and our recent experience in using the Internet to sell advertising, gives us the experience to expand our business and broaden the variety of services we can offer to the college-oriented business community.

Our Strategy

   Our objective is to be the leading resource for businesses which are seeking to reach the college market. The key strategies to achieve our objective include:

 We want to expand our position as a leading publisher of official print campus telephone directories.

   We believe that we can meet this objective by:

  .  offering attractive financial packages to colleges;

  . providing prompt and efficient customer service to meet the needs of colleges; and

  .  selectively acquiring other print directory publishers.

 We want to increase our sale of print and on-line advertising.

   We believe we can achieve this objective by:

  . adding new features, including our "Job Seekers Recruitment" and "Restaurant Menu" sections, in our print directories and our aroundcampus.com website;

  . creating on-line college communities that provide local content and features that attract visits by college students;

  . creating a membership base by offering free benefits designed to encourage students to become members of and to visit our communities; and

  . entering into relationships with third parties who can provide content and benefits we can offer to students.

 We want to create a membership base for direct marketing opportunities.

   We believe we can achieve this objective by:

  . offering free benefits to members, including on-line tools attractive to students such as e-mail, personal organizers and calendars;

  . offering our members the opportunity to buy or win tickets to preferred seating at sporting events, concerts and screenings of new movies;

  . utilizing our official status with colleges to e-mail opportunities to the entire student population;

  .  creating local content on our website to attract students;

  . engaging in on-campus marketing to encourage students to become members of our on-line communities; and

  . as soon as practical, providing businesses with the ability to market their products to our members through our website.

 We want to use our focus on college students to capitalize on the growth of e-commerce.

   We are seeking to achieve this objective by:

  .  targeting the college market, which has a high rate of Internet usage;

  . creating an e-commerce solution for local merchants by organizing local Internet malls; and

  . providing an on-line location for national vendors to market goods and services to the college community.

 We want to offer on-campus marketing opportunities for businesses.

   We believe we can achieve this objective by:

  .  organizing special events for corporate sponsors at college campuses;

  .  engaging in on-campus distribution of samples; and

  .  providing coupons which are redeemable at local businesses.

Our Print Directory Business

 Official Campus Telephone Directories

   We have been publishing official campus telephone directories since 1986. We believe that we publish more college print campus telephone directories in the United States than any of our competitors. During the 1998-1999 school year, we published 65 official print campus telephone directories and three medical school directories. During the 1999-2000 school year, we expect to publish 73 official print campus directories and four medical school directories. In addition, we are sales representative for more than 30 college directories which others publish.

   We derive revenue from the sale of advertising in our directories. Our print directories generated revenue of approximately $3,600,000 in 1998. We negotiate an economic arrangement with each college which is designed to lower or eliminate their costs. Often, based upon our success in selling advertising, we share revenue with colleges. Other colleges pay us a fee for publishing the directory. The amount and structure of the payments to the colleges is a major factor considered by many colleges in selecting its campus telephone directory publisher.

   Generally, we enter into three to five year agreements with colleges following a competitive bidding process. If we are unable to deliver a quality directory on time, the college may not select us in the future.

   In 1998, we broadened our market by publishing medical school directories. The directory for one of the medical schools includes the listings for a university hospital system which is one of the largest private employers in the major metropolitan area in which its facilities are located. We believe medical school directories provide additional advertising opportunities because doctors are, in general, at the high end of the economic scale. Moreover, doctors and medical students form brand loyalties with pharmaceutical companies and consumer product companies.

   Some of the colleges for which we will publish official campus telephone directories during the 1999-2000 academic year are:

     Pennsylvania State University  Georgetown University
     University of Miami            University of Pennsylvania
     Michigan State University      University of Illinois at Urbana-Champaign
     Clemson University             Colorado State University
     Auburn University              University of California at San Diego
     Purdue University              University of California at Irvine
     University of Maryland         Louisiana State University
     George Mason University        University of Cincinnati
     Lehigh University              University of Arkansas
     University of Virginia         University of Pittsburgh

  Features of our Print Campus Telephone Directories

   Each college has the ultimate decision on what features its directory contains. As a result, the lay-out and content of directories vary. All of our directories contain both white page telephone listings and yellow page advertising. Some colleges have restrictions on the type of businesses that may advertise in the directories. All colleges have the right to review the advertising prior to publication.

   A typical campus telephone directory contains the following:

White Pages

  . An alphabetical index of faculty and staff telephone numbers, school addresses and e-mail addresses.

  . An alphabetical listing of students, their local and permanent addresses and local telephone numbers, although students may delete all or part of their listing.

  .  Telephone numbers for medical, fire and police emergencies.

  .  Campus maps.

  . Public and private transportation information including schedules and phone numbers.

  .  Instructions for campus telephones, voice mail and Internet resources.

  . Information containing the names and campus telephone numbers of members of each department and the mailing address for the department.

  .  A listing of campus services.

  . A list of frequently dialed numbers including public utilities, post offices, houses of worship and airlines.

  . School and sports schedules, student programs and organizations, school polices and other useful information.

Yellow Pages

  . Alphabetical listing of paid advertisers, including display advertisements, by category.

  . A half-inch vertical top to bottom advertisement on the side of each page.

  . Advertisements on the inside front cover and inside and outside back covers of each directory.

  . Most of our print directories have advertising dividers between certain advertising sections. These dividers are printed on heavier stock paper and feature full and partial page advertisements.

  . Discount coupons, principally from local businesses, including fast food and pizza restaurants, dry cleaners and copy services.

  .  Occasionally, we include advertising inserts printed by businesses.

   We recently reached an agreement with coolsavings.com, a leading Internet provider of on-line discount coupons whose membership base includes college students. Coolsavings.com has agreed to pay us a fee to sponsor our print directory coupon section during the 1999-2000 school year. Each page in the coupon section of our print directories containing coupons will have a half inch vertical advertisement on the outside edge promoting its college website, college.coolsavings.com. We have agreed to provide coolsavings.com with one full page containing discount coupons sold to national advertisers by coolsavings.com. for each print directory. We have also granted coolsavings.com a favorable price option for additional coupon pages. We recently reached an agreement with coolsavings.com concerning a combined college Internet coupon website, as described later in this prospectus under "Business--On-Line College Communities". We also are continuing our discussions with coolsavings.com concerning a relationship for our print coupon books. We cannot assure you that these discussions will lead to an agreement.

New Sections

   Beginning with the 1999-2000 school year, we intend to include two new sections--an employment advertising section called "Job Seekers Recruitment" and a section called "Restaurant Menu Section." The Job Seekers Recruitment will contain various-sized advertisements directed at students seeking part-time or full-time jobs. Each page in this section will have a half-inch vertical advertisement on the outside edge promoting jobs.com, a leading on-line job matching service. Jobs.com paid us a fee to sponsor this section.

   The "Restaurant Menu Section" will follow the restaurant category in the yellow pages. It will contain full-page menus for fast food and other local restaurants. Each page in this section will have a half-inch vertical advertisement on the outside edge promoting food.com. The food.com website permits on-line food ordering from menus provided by participating restaurants. Food.com is paying us a fee to sponsor this section.

 Reliance on Printers and Suppliers

   We do not own or operate any printing facilities. We have been using three unaffiliated printers to produce all of our directories. Consequently, we depend on these printers to print and deliver the directories in accordance with the colleges' schedules and specifications. We believe that our use of outside printers avoids our having to make a significant investment in printing equipment. We engaged two composition vendors to make camera ready copy for the directories from the data supplied by most of the colleges. We also utilized one supplier to produce the covers of most of our directories. We believe that alternative printers and other suppliers for our print directories are readily available on competitive terms.

Distribution of Discount Coupons

   Since January 1999, we have published and distributed our coupon book called Five Finger Campus Coupon Books. These books contain discount coupons provided by paid advertisers. We distribute these books to students without charge. We have distributed two coupon books, one at five campuses in suburban Philadelphia, PA and the other at Pennsylvania State University in State College, PA. We intend to distribute these books in two types of college markets--college towns and areas where the same book can be marketed to several campuses. During the 1999-2000 academic year, we intend to expand our coupon business to other markets. Our coupon books feature discount coupons from local advertisers.

Our former joint venture with collegestudent.com, Inc.

   In August 1998, we entered into a joint venture agreement with collegestudent.com, Inc., which has developed and maintains a website of on-line college communities throughout the United States. We transferred all of our Virtual Directories to the collegestudent.com website. We and collegestudent.com terminated the joint venture by mutual agreement as of June 1, 1999.

   We have:

  . eliminated dependence on collegestudent.com for maintenance of our Virtual Directories;

  .  created new Virtual Directories for our new website; and

  . launched our new aroundcampus.com website containing our Virtual Directories and features designed to attract students including calendars and chat rooms.

   We are in the process of:

  . enhancing our Virtual Directories to offer new features, including local maps and directions to advertisers' businesses; and

  . creating on-line communities initially consisting of at least 20 Philadelphia area colleges which will include Virtual Directories and the free membership features we are adding including special discounts and promotions. Additionally, these communities will also provide local content, including personals, news, sports and entertainment, personal organizers and e-mail.

Our Internet Activities

   Our Internet strategy is based on our acquisition and customization of software by others. We recently reached agreements with providers of on-line calendars and maps and directions. We are negotiating with other software vendors and anticipate entering into an agreement with one or more of these vendors in the near future.

 Virtual Directories

   We have been publishing our Virtual Directories since 1997. They are available on-line at aroundcampus.com. We publish Virtual Directories for all of the colleges for which we publish the official campus telephone directory. We intend to expand our Virtual Directories to the additional colleges for which we will publish campus telephone directories this fall and to college communities for which we do not publish the print directories. The Virtual Directories follow a format similar to our print campus telephone directories. They consist of:

  .  maps and directions to our advertisers which we are now adding;

  .  links to the college's official website including:

    ^ departmental information including the name, telephone number and campus address of the chair and professors of each department;

    ^  campus maps; and

    ^  other useful information provided by each college;

  . business listings which are accessible alphabetically by category and by key word searches;

  .  various size banner paid advertisements; and

  .  on-line coupons which may be printed and redeemed at local businesses.

   We recently introduced a job seekers section in our Virtual Directories. Students can view job opportunities and e-mail their resumes to prospective employers. This section will list those businesses that purchase advertisements in the "Job Seekers Recruitment" section of our print directories and job listings provided by jobs.com. We believe college students use the Internet to seek information concerning future employment.

 Our New On-Line College Communities

   We are creating our new website, aroundcampus.com, in stages. In early August we launched the first stage at 76 colleges where we are the official directory publisher. We created our Virtual Directories and added membership features consisting of calendars and chatrooms. We are continuing to add membership features.

   We plan to introduce communities for at least 20 colleges in the Philadelphia, Pennsylvania metropolitan area for the 1999-2000 fall semester. They will contain our Virtual Directories and new features. In early 2000, we plan to begin expansion of our on-line communities to other colleges including those for which we publish the official campus telephone directory. The features of our new communities are described below.

   Although we intend to offer free membership, anyone can visit the on-line communities without being a member. Members will receive free benefits, including e-mail, a personal calendar and a web page builder. We are also offering our members the opportunity to win or buy screenings of new movies and preferred seating at sporting events and concerts. Other membership benefits will be a weekly newsletter, which we will distribute by e-mail, and access to the community's personals section. In addition, only members will be able to participate in the community's contests and other promotional events.

   Over the last year, personalization has become an important goal for websites seeking to attract visitors. The major Internet portals, including Yahoo! and Excite, offer the ability to create personal websites for each visitor consisting of features of interest to the visitor. Many special interest communities have developed in response to this trend. College communities are one type of personalized website.

   Each of our new on-line communities will feature paid banner advertisements and sponsorships. The home page will contain current headlines providing news items of interest to students. There will also be connections to contests, shopping information, sports, campus information and the Virtual Directories. In addition to membership benefits discussed above, the communities will include:

  .  a restaurant and bar guide,

  .  a movie guide,

  .  a music guide,

  .  a sports guide,

  .  a shopping guide, and

  .  local news, weather and other community information.

Each of these guides will contain local information concerning the subject matter. We intend to integrate our new local information with the yellow page listings in our Virtual Directories.

   We recently entered into an agreement with jobs.com which conducts an on-line job matching service on behalf of employers and potential employees. The agreement provides that:

  . Jobs.com will create co-branded websites featuring jobs.com's employment database;

  . The employment web pages will permit college students to prepare and deliver resumes and receive recruitment information;

  . We can act as a reseller for jobs.com and sell job postings and banner advertising for their website;

  .  We will receive fees from our sales on behalf of jobs.com.

   We also intend, by the fall of 1999, to enter into signage programs with large national service companies such as an issuer of credit cards and a long-distance telephone carrier. Under these programs, we receive a set fee for each person who signs up for the vendor's card or service through our website or through our off-line marketing. Our first on-line signage program is with MBNA Bank. MBNA currently offers the official college credit card at 15 colleges where we publish the campus telephone directory. MBNA will be the exclusive credit card advertiser for those colleges on our website. MBNA will pay us a fee for each new person who obtains their credit card through our website. However, we may never generate significant revenue from these programs.

   We have an agreement with coolsavings.com that provides for the creation of a joint Internet relationship which will be launched in September. The agreement provides for the following:

  . Our website will link to coolsavings.com's college website, college.coolsavings.com and college coolsavings.com will link with our website;

  . There will be a co-branded website for each college featuring the local discount coupons we sell;

  . We will create new college.coolsavings.com members when visitors to our website seek to look at coupons;

  . Coolsavings.com will send monthly e-mails to its approximately 300,000 college members promoting our aroundcampus.com website and our on-line coupons; and

  . We will share on-line coupon revenues in the 2000-01 school year; we will retain all on-line revenues for the 1999-2000 school year.

E-Commerce

   Through July 31, 1999, we have only generated nominal revenue from e-commerce. We do not have any agreements which will generate revenue from e-commerce. We anticipate that our first major e-commerce venture will consist of local Internet malls. These malls will offer local merchants without an e-commerce capability the ability to sell goods and services to the college community through the Internet. Revenue from the local Internet malls will consist principally of transaction fees from sales made on the mall. Our initial plan is to develop these malls in the communities where we sell local advertising for our Virtual Directories. We will market the malls by links from our website, direct e-mail to our members and on-campus marketing. We are currently negotiating with a third-party software supplier to obtain the software necessary to set up and operate an Internet mall. We believe that if our negotiations with this software vendor are not successful, we will be able to obtain the necessary software from a number of other software vendors.

   If we are able to develop a significant membership base from our website, we may be able to develop programs to offer goods and services directly on our website. We would buy the goods and services from third-party providers, which would be responsible for maintaining inventory and fulfilling orders.

Direct Marketing

   Direct marketing consists of providing businesses with the ability to e-mail offers of goods and services to a targeted user base. This aspect of our proposed business is also dependent upon creating a sufficiently large membership base to be of interest to businesses. If we are able to develop a large membership base, we will collect demographic information about our members. We will use this information to solicit businesses that we believe will be interested in offering their products and services on favorable terms on the Internet to our members or groups of our members. We do not intend to sell our membership lists to third parties. However, we expect to receive transaction fees for providing this service to businesses.

   We intend to send e-mails to a college's entire student body recommending that students patronize our print directory and on-line advertisers and become members of aroundcampus.com. We are initiating this program with 10 colleges for which we will be publishing their print directories and will seek to expand this program to the other colleges with which we have a relationship.

On-Campus Marketing

   On-campus marketing includes a range of programs designed to build brand awareness and loyalty. These programs occur regularly on college campuses across the United States, and include:

  .  sponsoring concerts and other special events;

  .  distributing product samples;

  .  distributing fliers and discount coupons; and

  .  staging contests.

   In addition to direct marketing through aroundcampus.com, we also engage in direct marketing on campus by setting up tables, distributing product samples and discount coupons on behalf of businesses and signing up members for aroundcampus.com.

   We believe that our role as the publisher of the official campus telephone directory provides us with an advantage in soliciting businesses for on-campus programs. As the official publisher of the campus telephone directory, we believe that we have credibility with the college that awarded us the contract. Since we distribute our campus telephone directories to students who live off campus, we believe that we can encourage business to permit us to distribute their samples. This distribution could be both at the time telephone directories are distributed and at later times. However, colleges' regulations may prohibit or restrict us from distributing certain kinds of samples and other material.

Sales and Marketing

   Through July 31, 1999, advertising has been our only significant source of revenue, and we have generated only nominal revenue from e-commerce. In 1998, we generated approximately $3,600,000, or 80% of our revenue, from the advertising in our print campus telephone directories and approximately $900,000, or 20% of our revenue, from Internet advertising.

   Our principal advertisers have been local businesses seeking to sell their goods and services to college students through our print campus telephone directories. We are implementing a program to increase our sale of print and on-line national and regional advertising. We solicit advertising by telephone and personal solicitation. Our sales and marketing staff consists of the vice president-sales, a national accounts sales manager, a marketing manager, a staff of nine managers and 25 full-time and 60 part-time personnel and four independent sales representatives. The part-time salespersons are primarily college students, whose efforts are directed at personal solicitation of merchants in the college community and on-campus marketing.

   Until February 1999, we did not engage in any significant marketing activities. From February through May 1999, we directed our marketing effort at promoting the collegestudent.com website. We intend to market our aroundcampus.com website through on-campus promotional events beginning with the 1999-2000 academic year. We also intend to market our campus telephone directories to encourage students to patronize our advertisers. We intend to use a significant portion of the net proceeds of this offering to expand our marketing efforts.

Competition

 Print Directory Competition

   Our largest competitor is University Directories. We believe that we and University Directories are the two largest campus telephone directory publishers. Our next largest competitor is G.V. Publications, which, we believe, publishes more than 50 campus telephone directories. We believe that Campus Publishers publishes approximately 19 campus telephone directories. A number of smaller regional companies also publish print directories. In general, the amount and structure of the compensation paid to the college is the most important factor in the selection of a print directory publisher. However, since it is crucial to the college that the directories be delivered on time, the past failure of a publisher to deliver a quality product in a timely manner will offset any price advantage that it may offer the college. We believe that we can compete by offering a favorable compensation package combined with our experience in delivering a quality product in a timely manner.

   During 1998 we negotiated with University Directories about combining our businesses. Although these discussions ended without an agreement, we signed a confidentiality agreement with University Directories. This agreement restricts our ability to use University Directories' confidential information to solicit publishing agreements from colleges when their agreements with University Directories are up for renewal.

 Internet Competition

   The key to generating revenue on the Internet is the ability to attract students to a website and provide them with a reason to remain. Competition in generating student visits to a website and competition to sell advertising and e-commerce is intense. We expect the competition will grow because any person can launch a new website at a relatively low cost. Many of our competitors are better known and have significantly greater financial resources than we do.

   We compete, directly and indirectly, for advertisers and e-commerce opportunities with the following categories of companies:

  . General purpose consumer on-line services such as America OnLine and Microsoft Network, each of which provides access to student-related content and services.

  . Website portals or search engines, such as Yahoo!, AltaVista, Excite, Infoseek, Lycos, and other high-traffic websites.

  . Websites targeted to students generally or to students of a particular school, including student advantage.com, mybytes.com, collegeclub.com, animalhouse.com, student.com, collegestudent.com, ontap online, and colleges.com.

  . Publishers and distributors of traditional media including television, radio and print, many of which have established or may establish websites.

  . Businesses which sell products and services of interest to college students, many of which sell through both traditional media and the Internet.

   We believe our status as the publisher of official print campus telephone directories enhances our ability to sell advertising, particularly on the Internet. To the extent that we can provide local information and other features of interest, college students may use the website. Attracting and retaining users on-line is crucial to selling on-line advertising and developing e-commerce opportunities.

 On-Campus Marketing Competition

   We will compete with a number of experienced on-campus marketing businesses which have greater capital and established relationships including Market Source Corporation, Snyder Communications, the College Kit, Student Advantage, Inc. and YouthStream Media Networks.

Future Acquisition Strategies

   Following this offering, we may use a portion of the proceeds to acquire companies serving the college market. In addition, we may enter into joint ventures or other relationships, including joint marketing agreements, which we believe would further our growth. Although we anticipate that any acquisitions will be related to the college market, we may acquire other businesses that do not target the college market. We may not generate net income from any future acquisition or agreement. We have not identified any particular business that we may acquire in the future, and we may not be able to make any acquisitions.

Employees

   As of July 31, 1999, we had 58 full-time employees, including our three executive officers. We also utilize the service of four independent sales representatives and 60 college students. We do not have any agreements with labor unions, and we consider our relationships with our employees and independent contractors to be good.

Property

   Our corporate headquarters are located at 1000 Conshohocken Road, Conshohocken, Pennsylvania. We lease approximately 10,500 square feet at a monthly rental of approximately $9,500. Our lease expires in May 2003. We believe that our present facilities will meet our foreseeable requirements, and, if we require additional space, we believe it will be available on reasonable terms.

Legal Proceedings

   We are not a party to any legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

   The following table provides information concerning our directors and executive officers.

  Name                                Age                  Position
  ----                                ---                  --------
Michael S. Paul......................  33 Chief executive officer, secretary and chairman of the board of directors

John S. Rafanello....................  32 President, chief operating officer, treasurer and director

Larry M. Weaver......................  49 Vice president of finance and chief financial and chief accounting officer

Kenneth H. Byck(1)...................  33 Director

Alan L. Frank(1),(2).................  43 Director

Leonard Schutzman(2).................  52 Director

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

   Michael S. Paul founded College Directory Publishing in 1986 while a student at the University of Delaware. He has been the chief executive officer and secretary of College Directory Publishing since inception, and he has been our chief executive officer, secretary and chairman of the board of directors since February 1999.

   John S. Rafanello joined College Directory Publishing in 1987 while he was a student at the University of Delaware and became president, chief operating officer and treasurer of College Directory Publishing in 1988, and he has been our president, treasurer and a director since February 1999.

   Larry M. Weaver has been vice president of finance and chief financial officer since December 1998. From June 1996 through August 1998, Mr. Weaver was executive vice president and chief financial officer of Stratesec, Inc., a publicly-held integrator of electronic security systems, for which he also was chief operating officer from December 1996 through February 1998. From July 1995 to June 1996, Mr. Weaver was chief financial officer of the Conduit and Foundation Corporation, a highway construction company. Mr. Weaver is a certified public accountant.

   Kenneth H. Byck joined our board of directors in April 1999. Since January 1997, Mr. Byck has been chief executive officer of Corporate Marketing Partners, Inc., which offers marketing and fulfilling programs which increase utilization of credit cards and rewards programs issued by First USA Bank. Mr. Byck concentrates on creating sports and entertainment promotions. In 1997, the Major League Baseball Players Association retained Corporate Marketing to co-produce with ESPN the annual "MLB Players Choice" weekend, which features a two hour prime time program broadcast on ESPN and local events created by Mr. Byck. From 1986 through December 1996, Mr. Byck was employed by Dreamweek Inc., which created fantasy sport camps for adults. From January 1992 through December 1996, Mr. Byck was executive vice-president of Dreamweek.

   Alan L. Frank joined our board of directors in May 1999. Since April 1996, Mr. Frank has been managing partner of Frank & Rosen, a law firm located in Philadelphia, Pennsylvania. From January 1985 to April 1996, Mr. Frank has been a partner in other law firms in the Philadelphia area. Mr. Frank received his J.D. from Temple University School of Law in 1981 and his L.L.M. in taxation from Temple University School of Law in 1985. Mr. Frank is an assistant professor at Villanova University School of Commerce and Finance, where he teaches graduate and undergraduate courses in accounting on a part-time basis.

   Leonard Schutzman joined our board of directors in May 1999. Mr. Schutzman is a principal in Venture Marketing Group, LLC, a private consulting firm. Mr. Schutzman has been a director of Cendant Corporation, a consumer and business services company, since December 1997 and chairman of its audit committee since August 1998. Previously Mr. Schutzman served as a director of HFS, Incorporated from August 1993 until December 1997 when it merged into Cendant. Mr. Schutzman is a professor at the William E. Simon Graduate School of Business at the University of Rochester in Rochester, New York on a part-time basis. Mr. Schutzman served as senior vice president of Pepsico, Inc. from February 1987 to April 1995.

   We have agreed that, during the five-year period following the date of this prospectus, the underwriter will have the right to designate one member of or advisor to our board of directors. As of the date of this prospectus, the underwriter has not designated any person to serve in that capacity.

Committees of the Board of Directors

   Our board of directors has two committees, an audit committee and a compensation committee. At least a majority of the audit committee and all members of the compensation committee are to be independent directors. The audit committee will review the scope of our audit, recommend to the board the engagement of our independent auditors, review our financial statements and review any transactions between us and any of our officers, directors or other related parties. Our compensation committee will evaluate our compensation policies, approve executive compensation and executive employment contracts and administer our stock option plan. The audit committee is comprised of Messrs. Leonard Schutzman, who is chairman, and Mr. Alan L. Frank. The compensation committee is comprised of Messrs. Kenneth M. Byck and Alan L. Frank. Our non-employee directors receive options pursuant to our 1999 Stock Option Plan.

Executive Compensation

   Set forth below is information with respect to compensation paid by us for 1998, 1997 and 1996 to our chief executive officer and to the only other officer whose compensation exceeded $100,000 for 1998.

                                                                Annual
                                                            Compensation(1)
                                                         ---------------------
   Name and Principal Position                           Year Salary  Other(2)
   ---------------------------                           ---- ------- --------
   Michael S. Paul, chief executive officer............. 1998 $88,269 $ 14,612
                                                         1997  62,769  116,344
                                                         1996  65,769   45,144

   John S. Rafanello, president and chief operating
    officer............................................. 1998  88,269   14,612
                                                         1997  62,769  116,344
                                                         1996  65,769   45,144

--------
  (1) We paid no bonuses or long-term compensation to Messrs. Paul and Rafanello during 1998, 1997 or 1996.
  (2) Includes the following benefits for each of Messrs. Paul and Rafanello for 1998, 1997 and 1996: automobile and related payments of $8,930 and life, disability and health insurance benefits in excess of the benefits provided to our employees generally of $5,682. During 1997 and 1996, College Directory Publishing was a Subchapter S corporation, and other compensation for such years includes Subchapter S distributions in excess of salary of $101,732 and $30,532, respectively, for each of Messrs. Paul and Rafanello.

   Messrs. Michael S. Paul, our chief executive officer, John S. Rafanello, our chief operating officer, and Larry M. Weaver, our chief financial officer, entered into three-year employment agreements, effective January 1, 1999, at annual salaries of $115,000 for Messrs. Paul and Rafanello and $95,000 for Mr. Weaver. Upon completion of this offering, Messrs. Paul's and Rafanello's salaries will increase to $150,000, and Mr. Weaver's salary will increase to $120,000. Messrs. Paul and Rafanello are each entitled to bonuses of approximately $70,000, which will be paid from the proceeds of this offering. The employment agreements with Messrs. Paul and Rafanello replace employment agreements they entered into with College Directory Publishing in June 1998. The earlier employment agreements provided for annual salaries of $85,000 for each of them.

Stock Options

   In February 1999, we adopted the 1999 Stock Option Plan. We may issue incentive stock options, as defined in the Internal Revenue Code of 1986, as amended, or non-qualified stock options to purchase up to 560,000 shares of common stock under the plan. We have granted incentive stock options to purchase an aggregate of 85,400 shares of common stock at $2.25 per share to six employees, including options to purchase 63,000 shares granted to Mr. Larry
M. Weaver. Under our stock option plan, each outside director receives options to purchase 24,000 shares of common stock upon election or appointment to our board of directors, and the chairman of our audit committee receives options to purchase an additional 12,000 shares of common stock. The options we granted this year to our outside directors are exercisable at $3.15 per share.

   In addition to options granted under the plan, we also granted to Venture Marketing options to purchase 125,000 shares of common stock exerciseable at a weighted average of $8.31 per share. All options were granted at the fair market value per share on the date of grant.

   The options issued to our employees and directors vest, cumulatively, as to one-sixth of the shares of common stock initially subject to the options, on the last day of June and December in 1999, 2000 and 2001, provided that the option holder is employed by us or acting as a director on such vesting date. The options issued to Venture Marketing to purchase 25,000 shares of common stock vest equally over the three-month period commencing in June 1999. The options to purchase the remaining 100,000 shares of common stock vest as to 50,000 shares on each of December 31, 1999 and June 30, 2000, provided that Venture Marketing is acting as a consultant on each applicable vesting date. All outstanding options expire in 2009, except that, in the event of the death or termination of employment, the incentive stock options terminate one year from the date of death or termination of employment for a disability or three months after any other termination of employment. If the option holder's employment is terminated for cause, the options terminate immediately.

                           RELATED PARTY TRANSACTIONS

   Prior to July 1997, Mr. Michael S. Paul and his wife and Mr. John S. Rafanello owned College Directory Publishing. In July 1997, Mr. and Mrs. Paul and Mr. Rafanello sold their stock in College Directory Publishing to The Publishing Company of North America, Inc. in exchange for shares of The Publishing Company's common stock and an aggregate of $300,000. A portion of the shares of The Publishing Company common stock were issued to partners of the law firm of Frank & Rosen and their wives. One of the partners, Mr. Alan L. Frank, is now one of our directors.

   In June 1998, we purchased the outstanding stock of College Directory Publishing from The Publishing Company. As consideration for the College Directory Publishing stock:

  . We paid The Publishing Company $1,400,000, of which $1,100,000 represented loans due to The Publishing Company by College Directory Publishing;

  .  We issued shares of Series C Preferred Stock to The Publishing Company;

  . We issued to The Publishing Company our 5% promissory note in the principal amount of $100,000, which is due on the earlier of completion of this offering or December 15, 1999;

  . Mr. and Mrs. Paul and Mr. Rafanello and the partners of Frank & Rosen and their wives transferred to us, and we transferred to The Publishing Company, the shares of The Publishing Company stock previously issued to them; and

  . Mr. and Mrs. Paul and Mr. Rafanello were not required by us to return the cash they received from the sale of College Directory Publishing to The Publishing Company.

   Upon completion of this offering, the Series C Preferred Stock will automatically convert into the number shares of common stock determined by dividing $1,000,000 by the initial public offering price of the common stock in this offering. Based on an initial public offering price of $12.00 per share, The Publishing Company will receive 83,333 shares of common stock.

   The $1,400,000 cash portion of purchase price of the College Directory Publishing stock was paid from the proceeds of a $600,000 bank loan and a private placement of our securities and interim loans from Michael S. Paul for $75,000, John S. Rafanello for $75,000 and Mark Golden for $100,000. We paid the interim loans, with interest at 5% per annum, from the proceeds of the balance of the private placement.

   In order to complete the purchase of the College Directory Publishing stock from The Publishing Company, we raised $825,000 by selling 15 units of our securities to investors at a price of $55,000 per unit. We used the proceeds from the sale of these units to pay the cash portion of the purchase price for the College Directory Publishing stock. These units consisted of our 5% promissory notes in the aggregate principal amount of $525,000, which are due on the earlier of completion of this offering or December 10, 1999, and a total of 300,000 shares of Series B Preferred Stock. Upon completion of this offering, the shares of Series B Preferred Stock automatically convert into the number of shares of common stock determined by dividing $1,650,000 by the initial public offering price of our common stock. Based on an initial public offering price of $12.00 per share, the Series B Preferred Stock would convert into 137,500 shares of common stock. Mr. Alan L. Frank and his wife purchased one-half unit on the same terms as the other investors.

   When we purchased College Directory Publishing, two of our attorneys, Mr. Alan L. Frank and his partner, and their wives, transferred to us The Publishing Company common stock they owned in exchange for shares of Series D Preferred Stock. Upon completion of this offering, the shares of Series D Preferred Stock automatically convert into the number of shares of common stock determined by dividing $250,000 by the initial public offering price of our common stock. Based on an initial public offering price of $12.00 per share, the Series D Preferred Stock would convert into 20,833 shares of common stock.

   At the time of the organization of our predecessor in September 1996, it issued to Mr. Mark Golden for nominal consideration, all of its common stock, which became 2,121,000 shares of our common stock. In connection with the purchase of the College Directory Publishing stock in June 1998, we issued shares of Series A Preferred Stock to Mr. Michael S. Paul and his wife and Mr. John S. Rafanello in consideration for their transfer to us of the shares of Publishing Company common stock which were owned by them. Messrs. Golden, Paul and Rafanello may be deemed to be our founders. Shortly after our purchase of College Directory Publishing, Mr. Golden transferred his shares of common stock to his wife, Mrs. Lee Golden, and other persons.

   In July 1999, we entered into an agreement with Mrs. Golden and two other principal common stockholders. Under this agreement, they transferred to us 780,272 shares of common stock. The agreement contemplates that, with the consent of our underwriter, Mrs. Golden and the other two stockholders could sell a total of 25,000 shares of common stock and Messrs. Michael S. Paul and John S. Rafanello could sell a total of 50,000 shares at any time beginning 91 days after the date of this prospectus. Finally, Mrs. Golden and the other two stockholders extended the voting proxy which Messrs. Paul and Rafanello had for all outstanding common stock. The proxy now expires as shares are sold, except that it terminates on the date of this prospectus as to 25,000 shares.

   Following execution of this agreement, we amended our certificate of incorporation to change the formula for converting Series A Preferred Stock into common stock. Previously, the Series A Preferred Stock converted into 2,121,000 shares of common stock. The Series A holders and Mrs. Lee Golden agreed to give back to us the shares of common stock issuable upon conversion of the Series B, C and D Preferred Stock. Mrs. Golden's obligation terminated as part of our agreement with her. Our Series A Preferred Stock converts into 2,121,000 shares of common stock less one-half of the common stock issuable to the Series B, C and D Preferred Stock.

   Upon completion of this offering, all of the shares of our Series A, B, C and D Preferred Stock will automatically convert into common stock. The shares of Series B, C and D Preferred Stock will convert into shares of common stock having a value, based on the initial public offering price, of $2,900,000. There are 1,340,728 shares of common stock currently outstanding. Assuming our initial public offering price is $12.00, our Series B, C and D Preferred Stock converts into 241,666 shares of common stock. Because our underwriter is requiring us to have only 3,461,728 shares outstanding prior to this offering, Messrs. Paul and Rafanello will each give back half of the shares necessary to reduce the outstanding common stock to that number.

   If the initial public offering price is more than $12.00 per share, the number of shares of common stock issuable to the holders of the Series A Preferred Stock will increase and the number of shares of common stock issuable to the holders of the Series B, C and D Preferred Stock would decrease.

   In January 1999, we entered into a revolving working capital line of credit with a bank. The maximum borrowing under the line of credit is $1,200,000. As of July 31, 1999, the outstanding balance on the line was approximately $600,000. Mr. Michael S. Paul and his wife and Mr. John S. Rafanello guaranteed our obligations under the bank line of credit. The initial proceeds from this line of credit were used to pay the loan we incurred when we purchased College Directory Publishing. We have borrowed additional funds for working capital. We intend to eliminate the personal guarantees following completion of this offering.

   The law firm of Frank & Rosen has performed legal services not related to securities matters for us since prior to 1997. Mr. Alan L. Frank, one of our directors, is a partner of Frank & Rosen. In July 1999, we issued to Mr. Frank and his wife one unit of our Series E Preferred Stock and one-half unit to Mr. Frank's partner and his wife for legal services rendered. We valued the services at approximately $45,500, or the same price paid by other investors in our private placement. In connection with the July 1999 cancellation of 780,282 shares of common stock, we are paying Frank & Rosen a fee of $250,000 from the proceeds of this offering.

   In May 1999, Mr. Leonard Schutzman became a director and chairman of our audit committee. Also in May 1999, we engaged Venture Marketing, as a consultant. Mr. Schutzman is a member of Venture Marketing. As part of a 90-day engagement, Venture Marketing is assisting us in strategic planning and assisted us in terminating our agreement with collegestudent.com, Inc. We are paying Venture Marketing for its services based on its customary hourly rates. We have reached an agreement with Venture Marketing for it to provide ongoing strategic alliance, acquisition, marketing and business development services. The agreement is for one-year commencing in August 1999, cancelable on 30 days notice. In addition to fees payable on an hourly basis, we granted Venture Marketing 10-year non-qualified options to purchase 125,000 shares of common stock as described in the section of this prospectus called "Management--Stock Options." Our board of directors believes that the terms of our agreements with related parties are no more favorable to us than would be available to us from a non-affiliated party.

                             PRINCIPAL STOCKHOLDERS

   The following table provides certain information as of August 6, 1999, concerning the beneficial ownership our common stock (i) each director, (ii) each person known by us to be the beneficial owner of at least 5% of the outstanding shares of common stock, and (iii) all executive officers and directors as a group. The table assumes that (a) the shares of Series A, B, C and D Preferred Stock have been converted and (b) there are 3,461,728 shares of common stock outstanding after giving effect to this conversion contemporaneously with this offering. For the purpose of computing the number of shares of common stock issuable upon conversion of the Series A, B, C and D Preferred Stock, we have used an assumed initial public offering price of $12.00 per share. Since the Series E Preferred Stock is not convertible until May 2000, no effect is given to such conversion in the following table.

                                                              Percentage of
                                                               Common Stock
                                               Amount and         Owned
                                                Nature of   ------------------
                                               Beneficial   Prior to After the
    Name and Address of Beneficial Owner      Ownership (1) Offering Offering
    ------------------------------------      ------------- -------- ---------
Michael S. and Stephanie Paul (2) (3)
1000 Conshohocken Road, 4th Floor
Conshohocken, PA 19428.......................   2,255,395     65.2%    45.5%
John S. Rafanello (3) (4)
1000 Conshohocken Road, 4th Floor
Conshohocken, PA 19428.......................   2,255,395     65.2%    45.5%
Lee and Mark Golden (5)
1110 Southwest Ivanhoe Boulevard
Orlando, FL 32804............................     534,414     15.4%    10.8%
Phillip S. Hofmann (7)
1079 West Morse Boulevard
Winter Park, FL 32789........................     300,457      8.7%     6.1%
Alan Cohen (6)
560 Sylvan Avenue, #330
Englewood Cliffs, NJ 07632...................     278,607      8.0%     5.6%
Leonard Schutzman (8)........................      31,000        *        *
Alan L. and Robin Frank (9)..................      22,478        *        *
Kenneth H. Byck (10).........................       6,000        *        *
All executive officers and directors as a
 group (six persons) (2) (3) (4) (8)
 (9)(10)(11).................................   3,261,040     92.9%    65.1%

--------
 (1) Beneficial ownership means that a person has either the power to sell or vote shares of common stock. Because Messrs. Paul and Rafanello jointly hold irrevocable voting proxies, the sum of the percentages listed above prior to the offering exceeds 100%. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from August 6, 1999, whether upon the exercise of warrants or options or the conversion of convertible securities or otherwise.
 (2) Represents (a) 1,340,728 shares of common stock subject to a proxy jointly held by Messrs. Paul and Rafanello, (b) 875,067 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. and Mrs. Paul, (c) an aggregate of 16,800 shares issuable upon conversion of Series A Preferred Stock held by Mr. Paul, as custodian for the benefit of his two minor children, and (d) 47,800 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. and Mrs. Paul's donees. Mr. and Mrs. Paul hold an irrevocable proxy with respect to the shares held by their donees.

 (3) Messrs. Michael S. Paul and John S. Rafanello jointly hold an irrevocable proxy with respect to all outstanding shares of common stock, except that the proxy expires as to 25,000 shares on the date of this prospectus. The number of shares beneficially owned by them is as of the date of this prospectus, but excludes the 25,000 shares. The proxy terminates as the shares are sold. The shares of common stock subject to the proxy, except the 25,000 shares, are included in the number of shares of common stock beneficially owned by both Mr. and Mrs. Paul and Mr. Rafanello.
(4) Includes (a) 1,340,728 shares of common stock subject to a proxy jointly held by Messrs. Paul and Rafanello (b) 879,667 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Rafanello,
    (c) a total of 16,800 shares issuable upon conversion of Series A Preferred Stock held by Mr. Rafanello, as custodian for the benefit of his two minor children, and (e) 43,200 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Rafanello's donees. Mr. Rafanello holds an irrevocable proxy with respect to the shares held by his donees. Mr. Rafanello also beneficially owns a total of 1,000 shares of common stock currently outstanding as custodian for his minor nephews. The 1,000 shares are included in the outstanding 1,340,728 shares referred to earlier in this footnote.
 (5) Includes 150,000 shares held in the name of The Lee Golden Charitable Group to Benefit Disadvantaged Children, of which Mrs. Golden is deemed to be the beneficial owner. 384,414 shares are held solely in the name of Lee Golden. Mrs. Golden's husband Mark disclaims any beneficial interest in the stock held in his wife's name and in the name of The Lee Golden Charitable Group.
 (6) The shares owned by Mr. Cohen include 13,000 shares of common stock held by him, as custodian for his minor child, under the New Jersey Uniform Trust for Minors Act.
 (7) Includes 176,457 shares of common stock held by a trust for which Mr. Hofmann is trustee, 8,000 shares of common stock held by Mr. Hofmann as custodian for his minor child, 100,000 shares of common stock held by Mr. Hofmann's fiancee and 8,000 shares of common stock for each of Mr. Hofmann's fiancee's two minor sons, held by Mr. Hofmann and his fiancee as custodians. Mr. Hofmann disclaims any beneficial ownership to the stock of his son, his fiancee and his fiancee's sons.
 (8) Represents 25,000 shares issuable upon the exercise of options held by Venture Marketing, of which Mr. Schutzman is a member, and 6,000 shares of common stock issuable upon exercise of options held by Mr. Schutzman.
 (9) Represents 18,478 shares of common stock issuable upon conversion of Series B and D Preferred stock held by Mr. Frank and his wife and 4,000 shares of common stock issuable upon exercise of options held by Mr. Frank. Does not include 13,500 shares issuable upon conversion of Series E Preferred Stock.
(10) Represents 2,000 shares of common stock issuable upon conversion of Series A Preferred Stock received by Mr. Byck as a gift from Mr. Michael S. Paul and his wife in February 1999 and 4,000 shares of common stock issuable upon exercise of options held by Mr. Byck.
(11) Also includes 10,500 shares of common stock issuable upon exercise of options held by our chief financial officer.

                          DESCRIPTION OF CAPITAL STOCK

   The following summary of the material terms of our capital stock. It is not complete and is subject in all respects to applicable Delaware law and to the provisions of our certificate of incorporation. A copy has been filed as an exhibit to the registration statement containing this prospectus.

   Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share and 1,303,000 shares of preferred stock. Except for our Series E Preferred Stock, our outstanding preferred stock will convert into common stock upon completion of this offering.

Common Stock

   Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders including the election of directors. Holders do not have cumulative voting rights.

   In the event of any dissolution or liquidation or winding up, whether voluntary or involuntary, holders of the common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, and preferential payments to the holders of any series of preferred stock.

   Each share of common stock has an equal right to receive dividends when and if our board of directors decides to declare a dividend. We do not anticipate paying cash dividends in the foreseeable future. The holders of common stock are not entitled to preemptive rights.

Preferred Stock

   As of the date of this prospectus, there are 303,068 shares of preferred stock outstanding. All outstanding shares of the Series B, C and D Preferred Stock will convert into a total of 241,666 shares of common stock upon the completion of this offering, assuming an initial public offering price of $12.00 per share. Currently there are five series of preferred stock outstanding.

Series                                         Conversion and Other Rights
------                                         ---------------------------
Series A................ Our Series A Preferred Stock converts into 1,879,334 shares of common stock.

Series B................ The Series B Preferred Stock converts into 137,500 shares of common stock. The number of shares is determined by dividing the sum of
                         $1,650,000 by our public offering price of $12.00 per share.

Series C................ Our Series C Preferred Stock converts into 83,333 shares of common stock. The number of shares is determined by dividing $1,000,000 by our public offering price of $12.00 per share.

Series D................ Our Series D Preferred Stock converts into 20,833 shares of common stock. The number of shares is determined by dividing $250,000 by our public offering price of $12.00 per share.

Series E................ Each share of Series E Preferred Stock is:

                         .  convertible after May 1, 2000 into 6,750 shares of common stock, which represents or an effective price of $2.25 per share of common stock;
                         .  is entitled to a preference of $22,781.25 per share in the event of liquidation, including sale or merger of U.Link;
                         .  is redeemable by us at $22,781.25;
                         .  has no voting rights for directors; and
                         .  is entitled to dividends at the same rate as
                            shares of our common stock as if the Series
                            E Preferred Stock were converted into
                            common stock.

   Following conversion of the Series A, B, C and D Preferred Stock, our board of directors will be authorized to issue, from time to time and without further stockholder action, up to 303,000 shares of preferred stock in one or more distinct series. There will be outstanding one series, the Series E Preferred Stock, which consists of 68 authorized shares. The board of directors is authorized to fix the following rights and preferences, among others, for each series:

  .  The rate of dividends and whether such dividends shall be cumulative.

  . The price at and the terms and conditions on which shares may be redeemed.

  . The amount payable upon shares in the event of voluntary or involuntary liquidation.

  . Whether or not a sinking fund shall be provided for the redemption or purchase of shares.

  .  The terms and conditions on which shares may be converted.

  . Whether, and in what proportion to any other series, a series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

   We have no plans, agreements or understandings with respect to the designation of any series or the issuance of any shares of preferred stock.

Certain Anti-Takeover Effects of Delaware Law

   Following this offering, we will be subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder," which includes a stockholder owning 15% of a corporation's outstanding voting securities, for a period of three years after the date in which the person became an interested stockholder unless:

  . the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;

  . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by
     (a) persons who are both directors and officers and (b) specified types of employee stock plans; or

  . on or after such date, the business combination is approved by the board of directors and at least 66 2/3% of outstanding voting stock not owned by the interested stockholder.

Indemnification and Liability of our Directors and Officers

   Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation. We have also entered into indemnification agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law, subject to one limitation described in the next sentence. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders' derivative action, against any directors and officers. Accordingly, if we sue a director or officer, we do not have to pay for his defense unless he prevails. We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

Transfer Agent

   American Stock Transfer & Trust Company, New York, NY will be the transfer agent for our common stock.

Listing

   We have applied for listing of our common stock on the Nasdaq SmallCap
Market under the symbol     and the Pacific Exchange under the symbol    . We
do not know if our applications will be approved. Even if one or both are approved, an active trading market for our common stock may not develop.

Dividend policy

   Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Sales of substantial amounts of common stock in the public market following this offering could adversely affect our ability to raise capital at a time when we need it or on terms favorable to us. Following this offering we will have 4,961,728 shares of common stock outstanding. Of these shares, the 1,500,000 shares we are offering will be freely tradable without restriction.

   The remaining outstanding shares of common stock are subject to restrictions on public sale as a result of agreements between our stockholders, our underwriter and us or as a result of restrictions imposed by the federal securities laws. The remaining outstanding may be publicly sold after the dates listed below:

Number of Shares                                         Date
----------------                                         ----
   75,000............................ 91 days from the date of this prospectus
  468,916............................ 9 months from the date of this prospectus
2,917,812............................ 12 months from the date of this prospectus
  459,000............................ beginning May 1, 2000 through July 7, 2000

   Following the expiration of these periods, all shares of common stock may be publicly sold under Rule 144 under the Securities Act.

   In general, Rule 144, as currently in effect, provides that, commencing 90 days after the date of this prospectus, any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current and public information about us. A person who has not been an affiliate of for at least three months immediately preceding the sale and who has owned such shares of common stock for at least two years is entitled to sell the shares under Rule 144(k) without regard to any of the limitations described above. Following 12 months from the date of this prospectus, 1,652,916 shares of our common stock will be eligible for sale under Rule 144(k).

   In addition, under our 1999 stock option plan, we have issued to certain of our employees options to purchase 85,400 shares of our common stock exercisable at $2.25 per share. We have also issued options to purchase 84,000 shares of our common stock to independent directors exercisable at $3.15 per share. The option holders have also agreed not to publicly sell the shares of common stock issuable upon exercise of the options for a period of nine months, or 12 months for the options held by our officers and directors, following the date of this prospectus. These 169,400 options vest over a three year period provided that the holders are our employees or are serving as directors on the vesting dates. We intend to register the shares of common stock issuable under our stock option such plan as soon as practicable following the date of this prospectus. Venture Marketing, a consultant for U.Link, holds options to purchase 25,000 shares of common stock exercisable at $3.15 per share and 100,000 shares exercisable at $9.60 per share. We intend to also register the 125,000 shares of common stock which will be subject to a 12-month lock-up.

                                  UNDERWRITING

   Our underwriter, HD Brous & Co., Inc. has agreed on the terms and subject to the conditions of the underwriting agreement, to purchase from us, and we have agreed to sell to the underwriter, 1,500,000 shares of common stock. The underwriter is committed to purchase and pay for all of these shares on a "firm commitment" basis if it purchases any shares.

   The underwriter has advised us that it proposes to offer the common stock to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriter may allow to certain dealers, or members of the National Association of Securities Dealers, Inc. concessions not exceeding
$    per share, of which not more than $    per share may be reallowed to other
dealers who are members of the National Association of Securities Dealers. After the initial public offering, the offering price, the concession and the reallowance may be changed.

   We have granted an option to the underwriter, exercisable during the 45 day period from the date of this prospectus, to purchase up to a maximum of 225,000 additional shares of common stock at the public offering price set forth on the cover page of this prospectus, less the underwriting discount, for the sole purpose of covering over-allotments of the shares.

   We have agreed to pay to the underwriter a non-accountable expense allowance of 3% of the aggregate public offering price of all shares sold, including any shares sold pursuant to the underwriter's over-allotment option. We have paid the underwriter $50,000 to date.

   The underwriting agreement also provides for us to pay the underwriter a fee in the event that the underwriter introduces us to a party which enters into a business combination or other business transaction with us.

   All of our stockholders have agreed to restrictions on the public sale, including any short sales, or otherwise publicly transfer, any of their shares of common stock, including any shares issued upon exercise of options, without the written consent of the underwriter. Stockholders owning less than 5% of our outstanding common stock will be restricted for nine months and officers, directors or 5% stockholders for 12 months from the date of this prospectus. We have agreed that, during the 18 months following the date of this prospectus, we will not register any securities pursuant to the Securities Act without the consent of the underwriter. However, such restrictions do not apply to the registration of 560,000 shares of stock issuable under our stock option plan on a Form S-8 registration statement and the 125,000 shares issuable to Venture Marketing which are not part of the plan.

   The underwriting agreement provides for reciprocal indemnification between us and the underwriter against certain liabilities in connection with the registration statement, including liabilities under the Securities Act.

   In connection with this offering, we have agreed to sell to the underwriter, for nominal consideration, warrants to purchase from us up to 150,000 shares of
common stock at an exercise price of $    per share. The warrants are
exercisable for a four-year period commencing one year from the date of this prospectus. During the one-year period commencing on the date of this prospectus, the underwriter's warrants may not be sold, transferred, assigned or hypothecated, except to the officers of the underwriter or to underwriting or selling group members or their officers or partners, all of which shall be bound by such restrictions. The underwriter's warrants will contain certain anti-dilution provisions providing for adjustment under certain circumstances. The holders of the underwriter's warrants have no voting, dividend or other rights as stockholders until the warrants are exercised. The holders of the underwriter's warrants have been given the opportunity to profit from a rise in the market for our common stock at a nominal cost, with a resulting dilution in the interests of stockholders. The holders of the underwriter's warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the underwriter's warrants. Such facts may adversely affect the terms in which we could obtain additional financing. Any profit received by the underwriter on the sale of the underwriter's warrants may be deemed additional underwriting compensation.

   We have agreed during the term of the underwriter's warrants and for two years thereafter to give advance notice to the holders of the underwriter's warrants or the common stock obtained upon exercise of the warrants of our intention to file a registration statement. In such case, the holders of the warrants or the common stock obtained upon exercise of the warrants shall have the right to require us to include the warrants or the common stock in such registration statement at our expense. At the demand of the holders of a majority of the underwriter's warrants and the underlying common stock we shall be required to file two such registration statements. We shall pay for all expenses in the first one, and the holders shall pay all expenses in connection with the second registration statement.

   The underwriting agreement provides that, during the five-year period following the date of this prospectus, the underwriter will have the right to designate one member of or advisor to our board of directors. The underwriting agreement also requires us to use our best efforts to obtain key man life insurance in the amount of $1,000,000 on the lives of three persons designated by the underwriter. We have obtained this life insurance on the lives of our chief executive and chief operating officers.

   The underwriter was the placement agent for the recent sale of 61 shares of our Series E Preferred Stock. We paid the underwriter a sales commission of $92,644 and a non-accountable expenses allowance of $27,793 from the proceeds we received from the offering. In connection with the sale of such shares, we granted the underwriter a three-year right of first refusal in connection with any public or private offering of securities by us. Such right of first refusal means that we cannot sell securities except through the underwriter as long as the underwriter is willing to match the terms of an offer provided by a third party.

   Prior to this offering, there has been no public market for our common stock. The public offering price has been determined by negotiation between us and the underwriter and is not related to our assets, book value, financial condition or any other recognized criteria of value. In determining such price, we and the underwriter considered a number of factors, including estimates of our business potential, the amount of dilution to public investors, our future prospects, and the general condition of the securities markets.

   We have been informed by the underwriter that sales to any account over which it exercises discretionary authority will not exceed 1% of this offering.

                                 LEGAL MATTERS

   The legality of the shares of common stock offered by this prospectus will be passed upon for us by Michael Harris, P.A., West Palm Beach, Florida. Lawyers employed by that firm beneficially own 18,583 shares of our common stock and four shares of Series E Preferred Stock which convert into 27,000 shares of common stock. In addition, one lawyer holds a $17,500 promissory note which is being paid with the proceeds of this offering. Certain legal matters will be passed upon for the underwriter by Esanu Katsky Korins & Siger, LLP, New York, New York.

                                    EXPERTS

   The consolidated financial statements of U.Link, Inc. (formerly College Directory Publishing Corp. and MG Management, Inc.) at December 31, 1998, and for the period from June 11, 1998 through December 31, 1998 and the consolidated financial statements of College Directory Publishing, Inc. (the Predecessor) at December 31, 1997, and for the periods January 1, 1997 through July 3, 1997, July 4, 1997 through December 31, 1997, and January 1, 1998 through June 10, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

   We will file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a website that contains all information filed by us. The address of the SEC website is www.sec.gov.

   This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. Please refer to the registration statement and to the exhibits in the registration statement for further information with respect to us and the common stock offered in this prospectus. Copies of the registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provision of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

                            REPORTS TO STOCKHOLDERS

   We intend to distribute to our stockholders annual reports containing audited financial statements, and we will make available to our stockholders such other information as we deem appropriate.

                         U. LINK, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                    Contents

Report of Independent Certified Public Accountants.......................... F-2
Consolidated Financial Statements
  Consolidated Balance Sheets............................................... F-3
  Consolidated Statements of Operations..................................... F-5
  Consolidated Statements of Stockholders' Equity (Deficit)................. F-6
  Consolidated Statements of Cash Flows..................................... F-7
  Notes to Consolidated Financial Statements................................ F-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
U. Link, Inc.

   We have audited the accompanying consolidated balance sheet of U. Link, Inc. (formerly College Directory Publishing Corp. and MG Management, Inc.) as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the period June 11, 1998 through December 31, 1998 and the balance sheet of the College Directory Publishing, Inc. (the Predecessor) as of December 31, 1997 and the statements of operations, stockholders' equity (deficit) and cash flows of the Predecessor for the periods January 1, 1997 through July 3, 1997, July 4, 1997 through December 31, 1997 and January 1, 1998 through June 10, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of U. Link, Inc. at December 31, 1998, and the consolidated results of its operations and its cash flows for the period June 11, 1998 through December 31, 1998 and the financial position of the Predecessor as of December 31, 1997 and the Predecessor's results of operations and cash flows for the periods from January 1, 1997 through July 3, 1997, July 4, 1997 through December 31, 1997 and January 1, 1998 through June 10, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Orlando, Florida
April 15, 1999

                         U. LINK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     The                    The
                                   Company   Predecessor  Company   Predecessor
                                  ---------- ----------- ---------- -----------
                                       December 31              March 31
                                  ---------------------- ----------------------
                                     1998       1997        1999       1998
                                  ---------- ----------- ---------- -----------
                                                               (Unaudited)
             ASSETS
Current assets:
  Cash........................... $  265,214 $  364,303  $  205,380 $  223,966
  Accounts receivable, less
   allowance for doubtful
   accounts of $215,779 and
   $157,967 at December 31, 1998
   and 1997, respectively........  1,610,941  1,054,469     846,291    455,419
  Directories in progress........    145,030    103,933     516,483    427,395
  Deferred public offering
   costs.........................    136,547        --      357,302        --
  Deferred income taxes..........     80,676     39,762      92,084        --
  Purchased contracts, less
   accumulated amortization of
   $93,528 at December 31, 1998
   ..............................     74,745        --       74,745        --
  Income tax receivable..........        --         --          --     203,785
  Other current assets...........      9,161        --       19,762      2,500
                                  ---------- ----------  ---------- ----------
    Total current assets.........  2,322,314  1,562,467   2,112,047  1,313,065
Property and equipment, net......    110,413     55,707     129,239     61,434
Goodwill, less accumulated
 amortization of $32,720 and
 $48,602 at December 31, 1998 and
 1997,
 respectively....................  1,154,109  1,898,680   1,139,274  1,874,339
Purchased contracts..............    110,447        --      110,447        --
Other assets.....................      3,795      5,095       3,005      2,595
                                  ---------- ----------  ---------- ----------
                                  $3,701,078 $3,521,949  $3,494,012 $3,251,433
                                  ========== ==========  ========== ==========

                                  The                    The
                                Company   Predecessor  Company   Predecessor
                               ---------- ----------- ---------- -----------
                                    December 31              March 31
                               ---------------------- ----------------------
                                  1998       1997        1999       1998
                               ---------- ----------- ---------- -----------
                                                           (Unaudited)
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........  $  967,238 $  966,388  $  555,520 $  256,748
  Accrued expenses...........     176,445     77,100      84,747     30,489
  Income taxes payable.......     317,743     23,000     216,474     23,000
  Deferred revenue...........      15,940        --      245,096    227,815
  Current portion of
   obligations under capital
   lease.....................       4,293      3,506       4,293      3,506
  Due to The Publishing
   Company of North America,
   Inc.......................         --     959,820         --   1,280,014
  Notes payable..............     625,000        --      625,000        --
  Line of credit.............     600,000        --      950,000        --
  Deferred income taxes......         --         --          --      87,308
                               ---------- ----------  ---------- ----------
    Total current
     liabilities.............   2,706,659  2,029,814   2,681,130  1,908,880
Obligations under capital
 lease.......................       8,276     12,568       7,283     11,757
Deferred income taxes........       6,891     10,349       8,642     10,971
Series B Redeemable Preferred
 Stock (par value $1.00;
 300,000 shares authorized,
 300,000 shares issued and
 outstanding, $300,000
 liquidation preference).....     300,000        --      300,000        --
Stockholders' equity:
  Series A Preferred Stock
   (par value $.001; 1,000
   shares authorized, issued
   and outstanding at
   December 31, 1998)........           1        --            1        --
  Series C Preferred Stock
   (par value $.001; 1,000
   shares authorized, issued
   and outstanding, $200,000
   liquidation preference at
   December 31, 1998)........           1        --            1        --
  Series D Preferred Stock
   (par value $.001; 1,000
   shares authorized, issued
   and outstanding, $75,000
   liquidation preference at
   December 31, 1998)........           1        --            1        --
  Common stock (par value $2;
   3,000 shares authorized,
   issued and outstanding at
   December 31, 1997)........         --       6,000         --       6,000
  Common stock (par value
   $.001; 20,000,000 shares
   authorized, 2,121,000
   issued and outstanding at
   December 31, 1998)........       2,121        --        2,121        --
  Contributed capital........     389,076  1,252,995     389,076  1,252,995
  Retained earnings..........     288,052    210,223     105,757     60,830
                               ---------- ----------  ---------- ----------
    Total stockholders'
     equity..................     679,252  1,469,218     496,957  1,319,825
                               ---------- ----------  ---------- ----------
                               $3,701,078 $3,521,949  $3,494,012 $3,251,433
                               ========== ==========  ========== ==========

                            See accompanying notes.

                         U. LINK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                          The Company              Predecessor              The Company  Predecessor
                         ------------- ------------------------------------ -----------  ------------
                                       Period from Period from  Period from
                          Period from  January 1,    July 4,    January 1,     Three
                         June 11, 1998    1998        1997         1997       months     Three months
                            through      through     through      through      ended        ended
                          December 31    June 10   December 31    July 3     March 31,    March 31,
                             1998         1998        1997         1997        1999          1998
                         ------------- ----------- -----------  ----------- -----------  ------------
                                                                                   Unaudited
Net sales...............  $4,500,461    $  (1,207) $3,692,208    $  23,448  $  170,793    $  (1,286)
Costs and expenses:
  Publication...........   1,640,554       19,001   1,419,955       30,464      13,040          407
  Selling, general and
   administrative.......   2,389,709      374,211   1,661,806      519,939     414,660      186,530
  Management fees.......         --           --      180,000          --          --           --
  Amortization..........     126,248       43,332      48,602          --       14,835       24,341
                          ----------    ---------  ----------    ---------  ----------    ---------
                           4,156,511      436,544   3,310,363      550,403     442,535      211,278
                          ----------    ---------  ----------    ---------  ----------    ---------
Income (loss) from
 operations.............     343,950     (437,751)    381,845     (526,955)   (271,742)    (212,564)
Interest income.........      10,397          --          --           --        3,957          --
Interest expense........     (43,902)     (33,405)    (14,142)     (13,323)    (25,436)     (12,922)
Gain on settlement of
 litigation.............     204,707          --          --           --          --           --
                          ----------    ---------  ----------    ---------  ----------    ---------
Income (loss) before
 income taxes...........     515,152     (471,156)    367,703     (540,278)   (293,221)    (225,486)
Income tax expense
 (benefit)..............     227,100     (161,837)    157,480          --     (110,926)     (76,093)
                          ----------    ---------  ----------    ---------  ----------    ---------
Net income (loss).......  $  288,052    $(309,319) $  210,223    $(540,278) $ (182,295)   $(149,393)
                          ==========    =========  ==========    =========  ==========    =========
Net income (loss) per
 share:
  Basic.................  $      .14                                        $     (.08)
                          ==========                                        ==========
  Diluted...............  $      .07                                        $     (.04)
                          ==========                                        ==========
Weighted average shares
 outstanding:
  Basic.................   2,121,000                                         2,121,000
                          ==========                                        ==========
  Diluted...............   4,242,000                                         4,242,000
                          ==========                                        ==========


                            See accompanying notes.

                         U. LINK, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                            Retained
                                Series A  Series C  Series D                Earnings
                         Common Preferred Preferred Preferred Contributed (Accumulated
                         Stock    Stock     Stock     Stock     Capital     Deficit)     Total
                         ------ --------- --------- --------- ----------- ------------ ----------
Predecessor
Balance at January 1,
 1997................... $6,000   $ --      $ --      $ --    $      --    $ (48,902)  $  (42,902)
  Stockholder
   distributions........    --      --        --        --           --     (269,000)    (269,000)
  Net loss..............    --      --        --        --           --     (540,278)    (540,278)
                         ------   -----     -----     -----   ----------   ---------   ----------
Balance at July 3,
 1997...................  6,000     --        --        --           --     (858,180)    (852,180)
  Application of push-
   down accounting......    --      --        --        --     1,089,102     858,180    1,947,282
  Contributions by
   Parent...............    --      --        --        --       163,893         --       163,893
  Net income............    --      --        --        --           --      210,223      210,223
                         ------   -----     -----     -----   ----------   ---------   ----------
Balance at December 31,
 1997...................  6,000     --        --        --     1,252,995     210,223    1,469,218
  Net loss..............    --      --        --        --           --     (309,319)    (309,319)
                         ------   -----     -----     -----   ----------   ---------   ----------
Balance at June 10,
 1998................... $6,000   $ --      $ --      $ --    $1,252,995   $ (99,096)  $1,159,899
                         ======   =====     =====     =====   ==========   =========   ==========
The Company
  Capitalization of the
   Company.............. $2,121   $   1     $ --      $   1   $  189,077   $     --    $  191,200
  Issuance of preferred
   stock in
   acquisition..........    --      --          1       --       199,999         --       200,000
  Net income............    --      --        --        --           --      288,052      288,052
                         ------   -----     -----     -----   ----------   ---------   ----------
Balance at December 31,
 1998...................  2,121       1         1         1      389,076     288,052      679,252
  Net loss (unaudited)..    --      --        --        --           --     (182,295)    (182,295)
                         ------   -----     -----     -----   ----------   ---------   ----------
Balance at March 31,
 1999 (unaudited)....... $2,121   $   1     $   1     $   1   $  389,076   $ 105,757   $  496,957
                         ======   =====     =====     =====   ==========   =========   ==========


                            See accompanying notes.

                        U. LINK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                       The Company                  Predecessor                  The Company  Predecessor
                                      ------------- -------------------------------------------- ------------ ------------
                                                                    Period from
                                       Period from    Period from     July 4,      Period from
                                      June 11, 1998 January 1, 1998    1997      January 1, 1997 Three months Three months
                                         through        through       through        through        ended        ended
                                       December 31      June 10     December 31      July 3       March 31,    March 31,
                                          1998           1998          1997           1997           1999         1998
                                      ------------- --------------- -----------  --------------- ------------ ------------
                                                                                                        (Unaudited)
Cash flows from operating activities
Net income (loss)...................   $   288,052     $(309,319)   $   210,223     $(540,278)    $(182,295)   $(149,393)
Adjustments to reconcile net income
(loss) to net cash used in operating
activities:
 Depreciation.......................        15,380        10,899          9,537         5,160         8,576        5,261
 Amortization.......................       126,248        43,332         48,602           --         14,835       24,341
 Bad debt expense...................       215,658         3,120        176,811           --            --           --
 Provision for deferred income
 taxes..............................       (73,785)          --         (29,413)          --         (9,657)     127,692
 (Increase) decrease in accounts
 receivable.........................    (1,538,768)      763,517     (1,204,879)      473,052       764,650      599,050
 (Increase) decrease in directories
 in progress........................       620,479      (661,576)       205,377      (304,515)     (371,453)    (323,462)
 (Increase) in income tax
 receivable.........................           --            --             --            --            --      (203,785)
 (Increase) decrease in other
 assets.............................      (109,869)       (2,187)        (2,499)        1,250      (230,566)         --
 Increase (decrease) in accounts
 payable and accrued expenses.......       802,738      (702,559)       706,460      (664,297)     (503,416)    (756,251)
 Increase (decrease) in income
 taxes payable......................       294,742      (161,837)        23,000           --       (101,269)         --
 Increase (decrease) in deferred
 revenue............................      (658,478)      674,418       (438,608)      414,632       229,156      227,815
                                       -----------     ---------    -----------     ---------     ---------    ---------
   Net cash used in operating
   activities.......................       (17,603)     (342,192)      (295,389)     (614,996)     (381,439)    (448,732)
Cash flows from investing activities
Acquisition of subsidiary, net of
cash balances.......................    (1,093,344)          --             --            --            --           --
Acquisition of property and
equipment...........................       (46,798)      (34,185)       (24,541)       (4,806)      (27,402)     (10,988)
                                       -----------     ---------    -----------     ---------     ---------    ---------
   Net cash used in investing
   activities.......................    (1,140,142)      (34,185)       (24,541)       (4,806)      (27,402)     (10,988)
Cash flows from financing activities
Stockholder distributions...........           --            --             --       (269,000)          --           --
Contribution by The Publishing
Company of North America, Inc.......           --            --         163,893           --            --           --
Borrowings from The Publishing
Company of North America, Inc.......           --        320,194        747,679           --            --       320,194
Increase in due to The Publishing
Company of North America, Inc.......           --            --         212,141           --            --           --
Borrowing note payables.............       525,000           --             --            --            --           --
Borrowing notes payable--
stockholder.........................       250,000           --             --            --            --           --
Repayment notes payables--
stockholder.........................      (250,000)          --             --            --            --           --
Borrowings (payments) on line of
credit..............................       600,000           --        (450,000)      450,000       350,000          --
Sale of redeemable preferred stock..       300,000           --             --            --            --           --
Payments on capital lease
obligations.........................        (2,041)       (1,464)        (2,132)          --           (993)        (811)
                                       -----------     ---------    -----------     ---------     ---------    ---------
Net cash provided by financing
activities..........................     1,422,959       318,730        671,581       181,000       349,007      319,383
                                       -----------     ---------    -----------     ---------     ---------    ---------
Net increase (decrease) in cash.....       265,214       (57,647)       351,651      (438,802)      (59,834)    (140,337)
Cash at beginning of period.........           --        364,303         12,652       451,454       265,214      364,303
                                       -----------     ---------    -----------     ---------     ---------    ---------
Cash at end of period...............   $   265,214     $ 306,656    $   364,303     $  12,652     $ 205,380    $ 223,966
                                       ===========     =========    ===========     =========     =========    =========

                         U. LINK, INC. AND SUBSIDIARIES

                           The Company                  Predecessor                  The Company  Predecessor
                          ------------- -------------------------------------------- ------------ ------------
                           Period from    Period from   Period from    Period from
                          June 11, 1998 January 1, 1998 July 4, 1997 January 1, 1997 Three months Three months
                             through        through       through        through        ended        ended
                           December 31      June 10     December 31      July 3       March 31,    March 31,
                              1998           1998           1997          1997           1999         1998
                          ------------- --------------- ------------ --------------- ------------ ------------
                                                                                            (Unaudited)
Supplemental disclosure
 of cash flow
 information
Cash paid for interest..    $ 38,610        $32,683      $   25,437      $13,323       $16,888      $12,922
                            ========        =======      ==========      =======       =======      =======
Cash paid for income
 taxes..................    $ 44,283        $   --       $      --       $   --        $   --       $   --
                            ========        =======      ==========      =======       =======      =======
Noncash transaction
Push-down of acquisition
 by Parent..............    $    --         $   --       $1,947,282      $   --        $   --       $   --
                            ========        =======      ==========      =======       =======      =======
Property acquired
 through capital lease..    $    --         $   --       $    8,135      $10,071       $   --       $   --
                            ========        =======      ==========      =======       =======      =======
Note payable issued in
 acquisition of
 subsidiary.............    $100,000        $   --       $      --       $   --        $   --       $   --
                            ========        =======      ==========      =======       =======      =======
Issuance of preferred
 stock..................    $390,096        $   --       $      --       $   --        $   --       $   --
                            ========        =======      ==========      =======       =======      =======


                            See accompanying notes.

                         U. LINK, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

1. Summary of Business and Significant Accounting Policies

Organization and Operations

   U. Link, Inc. and its subsidiaries (the Company) are a leading publisher of college on-line and print campus telephone directories. Its wholly-owned subsidiary, College Directory Publishing, Inc. (and its predecessor) has been publishing official print campus telephone directories in the United States since 1986. Publication of on-line virtual directories began in 1997. The sale of advertising on both print and on-line directories is the Company's principal source of revenue. College Directory Publishing, Inc.'s wholly-owned subsidiary, University Publishers, Inc., sells advertising in coupon books. Publication of these books had not commenced as of December 31, 1998 and, therefore, no revenues were recorded.

   College Directory Publishing, Inc. (the Predecessor) is a Delaware corporation, incorporated on July 17, 1988. On July 3, 1997, the Predecessor was acquired by The Publishing Company of North America, Inc. through the merger of a wholly-owned subsidiary of The Publishing Company of North America, Inc. into the Predecessor. On June 10, 1998, College Directory Publishing Corporation, a Florida corporation formerly known as MG Management, Inc., purchased all of the Predecessor's stock from The Publishing Company of North America, Inc. University Publishers, Inc., a Pennsylvania corporation, was acquired in October 1998. In February 1999, College Directory Publishing Corp. was merged into U. Link, Inc., a Delaware corporation. The merger into U. Link, Inc. effected a change in domicile and did not change the relative stock ownership of the stockholders of College Directory Publishing Corp.

Basis of Presentation

   Financial information for the Predecessor at dates and for periods prior to June 11, 1998 is included at the Predecessor's historical cost basis. Accordingly, the periods from January 1, 1997 to July 3, 1997, July 4, 1997 through December 31, 1997 and January 1, 1998 through June 10, 1998 are not comparable to the period after June 10, 1998.

   The Company effected a 15,149 for 1 stock dividend in February 1999 and a 7 for 5 stock distribution in March 1999. All stock related data in the financial statements for the period subsequent to June 10, 1998 reflect the stock dividend and distribution.

 Period from January 1, 1997 through July 3, 1997

   These financial statements reflect the results of operations of College Directory Publishing, Inc., a Subchapter S Corporation.

 Period from July 4, 1997 through December 31, 1997

   These statements include the financial position and results of operations of College Directory Publishing, Inc. as a subsidiary of The Publishing Company of North America, Inc. and the effects of the purchase of College Directory Publishing, Inc. by The Publishing Company of North America, Inc. The principal accounting effect on College Directory Publishing, Inc. of the purchase was the push-down of the excess of the purchase price over net assets acquired (goodwill) which was amortized using the straight-line method over 20 years.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

   The statement of operations includes direct and indirect expenses of College Directory Publishing, Inc. that were paid by The Publishing Company of North America, Inc. and charged directly to College Directory Publishing, Inc. Certain expenses including legal fees, corporate professional fees and executive costs were recorded by The Publishing Company of North America, Inc. and allocated to College Directory Publishing, Inc. through a management fee based on a percentage of time spent by The Publishing Company of North America, Inc. executive employees on College Directory Publishing, Inc. matters.

   The financial position, results of operations and cash flows of College Directory Publishing, Inc. as presented herein, may have been different if College Directory Publishing, Inc. had been independent of The Publishing Company of North America, Inc.

 Period from January 1, 1998 through June 10, 1998

   These statements include the results of operations of College Directory Publishing, Inc. as a subsidiary of The Publishing Company of North America, Inc. and the effects of the purchase of College Directory Publishing, Inc. by The Publishing Company of North America, Inc. The principal accounting effect on College Directory Publishing, Inc. of the purchase was the push-down of the excess of the purchase price over net assets acquired (goodwill) which was amortized using the straight-line method over 20 years.

   The results of operations and cash flows of College Directory Publishing, Inc. as presented herein, may have been different if College Directory Publishing, Inc. had been independent of The Publishing Company of North America, Inc.

 Period from June 11, 1998 through March 31, 1999

   These statements reflect the consolidated financial position and results of operations of the Company and the Predecessor, as a subsidiary of the Company. As a result of the purchase by the Company of College Directory Publishing, Inc., the remaining pushed-down goodwill was written off and the management fees to The Publishing Company of North America, Inc. were forgiven. The acquisition by the Company of the stock of College Directory Publishing, Inc. was accounted for as a purchase. Accordingly, the excess of the consideration paid over the net assets acquired (goodwill) is being amortized using the straight-line method over 20 years.

Principles of Consolidation

   The accompanying consolidated financial statements subsequent to June 10, 1998 include the accounts of U. Link, Inc. and its wholly-owned subsidiaries, College Directory Publishing, Inc. and University Publishers, Inc. All material intercompany transactions have been eliminated in consolidation.

Interim Financial Information

   The financial information as of March 31, 1999 and 1998 and for the three months then ended is unaudited, but includes all adjustments (consisting of normal recurring accruals) which in the opinion of management are necessary in order to make the financial statements not misleading at such dates and for those periods. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

Revenue Recognition

   Revenues and related costs are recorded by the Company upon shipment of directories. Costs incurred for directories in progress are stated at cost, not in excess of estimated realizable value. Deferred revenue represents amounts received from advertisers prior to shipment of the related directories. Revenue on virtual directories is recognized when the advertisement is placed on-line.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

   Accounts receivable are comprised primarily of amounts due from advertisers in the campus directories. The Company maintained allowances for doubtful accounts of approximately $158,000 at December 31, 1997 and March 31, 1998 and $216,000 at December 31, 1998 and March 31, 1999. Management believes all other accounts receivable to be fully collectible.

   Credit sales are made in the ordinary course of business after a credit evaluation of the customers' financial condition. Generally these sales are unsecured. The Company has not experienced any significant losses from uncollectible accounts.

Intangible Assets

   During the periods from July 3, 1997 to June 10, 1998 the goodwill recorded is the push-down effect as a result of the purchase of College Directory Publishing, Inc. by The Publishing Company of North America, Inc. The goodwill was being amortized using the straight-line method over 20 years. Subsequent to June 10, 1998, goodwill and purchased contracts are the result of the acquisition of College Directory Publishing, Inc. by the Company. Goodwill is being amortized using the straight-line method over 20 years. Purchased contracts, which is the value of existing publishing contracts, are being amortized in varying amounts over the respective lives of the contracts through December 31, 2003.

Property and Equipment

   Property and equipment are recorded at cost. Depreciation of office equipment and furniture is computed using the straight-line method. Purchased software costs are amortized on a straight-line basis over the remaining estimated economic life of the product. Depreciation of property under capital lease and leasehold improvements is computed using the straight-line method over the life of the lease term. Expenditures for maintenance and repairs are charged to expense as incurred.

Deferred Public Offering Costs

   Deferred public offering costs consist primarily of legal and accounting costs associated with effecting the Company's anticipated initial public offering of its stock. These costs will continue to be deferred until the initial public offering is effected at which time the entire amount will be offset against the proceeds from the stock issuance.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

Income Taxes

 Predecessor

   Until July 3, 1997, College Directory Publishing, Inc. was taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, College Directory Publishing, Inc. did not pay federal corporate income taxes on its taxable income; instead, the stockholders were liable for individual federal income taxes on its taxable income. In connection with the purchase of College Directory Publishing, Inc. by The Publishing Company of North America, Inc., College Directory Publishing, Inc. terminated its S Corporation status effective July 3, 1997. As a direct result of College Directory Publishing, Inc.'s acquisition, net deferred tax assets of approximately $154,000 were recorded and were fully offset by a valuation allowance.

   As a subsidiary, College Directory Publishing, Inc. was included in the consolidated federal income tax return of The Publishing Company of North America. In preparing its financial statements, College Directory Publishing, Inc. determined its tax provision substantially on a separate return basis in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The amount by which the current tax provision exceeds the taxes paid for the period July 4, 1997 through December 31, 1997 is reflected as contributed capital by The Publishing Company of North America, Inc. (See Note 7).

 The Company

   Subsequent to June 10, 1998, the Company follows the liability method of accounting for income taxes. Deferred income taxes relate to the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Royalties

   Royalties are expensed when the corresponding directory is published. Royalties included in publication costs are paid to certain colleges pursuant to publication contracts. The agreements have varying terms, typically consisting of a flat fee for the rights to the publication and in some cases additional payments for advertising sales in excess of agreed-upon amounts.

Advertising Costs

   The costs of advertising are expensed as incurred. For the periods ended March 31, 1999, December 31, 1998, June 10, 1998, March 31, 1998, December 31,
1997 and July 3, 1997, advertising costs included in selling general and administrative expenses were approximately $23,000, $33,000, $18,000, $8,000, $37,000 and $33,000, respectively.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

Computation of Earnings (Loss) Per Share

   In accordance with Computation of Earnings Per Share (SFAS No. 128), basic earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Net earnings per share for the period June 11, 1998 to December 31, 1998 and three months ended March 31, 1999 has been presented on the face of the statement of operations. Prior period amounts have not been presented on the statement of operations due to the recapitalization of the Company on June 10, 1998.

   Diluted net earnings per share of the Company is computed using the weighted average number of shares of common stock outstanding, including common equivalent shares from the convertible preferred stock (using the if-converted method) as if converted at the beginning of the period. Upon completion of an initial public offering all of the shares of Series A, B, C and D Preferred Stock will automatically convert into common stock based on the initial public offering price. A maximum of 4,242,000 shares of common stock are to be outstanding after conversion.

   The Predecessor converted from an S Corporation to a C Corporation on July 3, 1997. The following pro forma amounts present the basic and diluted earnings per share as if the Predecessor had recognized a tax benefit of $204,376 on a separate return basis for the period from January 1, 1997 through July 3, 1997.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)


                                                                    Predecessor
                         The Company         Predecessor            (Pro Forma)   The Company  Predecessor
                         ----------- ---------------------------- --------------- -----------  ------------
                         Period from
                          June 11,     Period from   Period from    Period from      Three
                            1998     January 1, 1998 July 4, 1997 January 1, 1997   months     Three months
                           through       through       through        through        ended        ended
                         December 31     June 10     December 31      July 3       March 31,    March 31,
                            1998          1998           1997          1997          1999          1998
                         ----------- --------------- ------------ --------------- -----------  ------------
                                                                                        (Unaudited)
Numerator:
  Net income (loss)..... $  288,052     $(309,319)     $210,223      $(335,902)   $ (182,295)   $(149,393)
                         ==========     =========      ========      =========    ==========    =========
Denominator:
  Denominator for basic
   loss per share
   weighted-average
   shares...............  2,121,000         3,000         3,000          3,000     2,121,000        3,000
Dilutive securities:
  Convertible preferred
   stock................  2,121,000           --            --             --      2,121,000          --
                         ----------     ---------      --------      ---------    ----------    ---------
  Denominator for
   diluted earnings
   (loss) per share
   adjusted weighted
   average shares.......  4,242,000         3,000         3,000          3,000     4,242,000        3,000
                         ==========     =========      ========      =========    ==========    =========
Net income (loss) per
 common share:
  Basic................. $      .14     $ (103.11)     $  70.07      $ (111.97)   $     (.08)   $  (49.80)
                         ==========     =========      ========      =========    ==========    =========
  Diluted............... $      .07     $ (103.11)     $  70.07      $ (111.97)   $     (.04)   $  (49.80)
                         ==========     =========      ========      =========    ==========    =========

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)


Recent Accounting Pronouncements

   In June 1997, the Financial Accounting Standards Board (FASB) issued Reporting Comprehensive Income (SFAS No. 130), which establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 offers alternatives for presentation of disclosures required by the standard. The adoption of SFAS No. 130 had no impact on the Company's results of operations, financial position or cash flows, as the amount of comprehensive income (loss) is the same as the net income (loss) for all periods presented.

   In June 1997, the FASB issued Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131), which establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 131 had no impact on the Company's results of operations, financial position or cash flows.

   In February 1998, the FASB issued Employers' Disclosures about Pension and Other Post Retirement Benefits (SFAS NO. 132), which revises employers' disclosures about pension and other post retirement benefit plans. SFAS No. 132 does not change the measurement or recognition of those plans. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 132 will not have an impact on the Company's results of operations, financial position or cash flows since the Company does not have any pension or post retirement benefit plans.

   In June 1998, the FASB issued Accounting for Derivatives and Hedging Activities (SFAS 133), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. As the Company does not currently engage or plan to engage in derivative or hedging activities, there will be no impact to the Company's results of operations, financial position or cash flows upon the adoption of this standard.

Reclassifications

   Certain amounts in the financial statements for the periods ended July 3, 1997 and December 31, 1997 have been reclassified to conform to the presentation adopted for the periods ended June 10, 1998 and December 31, 1998.

2. Sale and Acquisitions of Subsidiaries

 College Directory Publishing, Inc.

   On July 3, 1997, the Predecessor was acquired by The Publishing Company of North America, Inc. through the merger of a wholly-owned subsidiary of The Publishing Company of North America, Inc. into the Predecessor for cash and shares of The Publishing Company of North America, Inc. common stock. The Predecessor operated as a subsidiary of The Publishing Company of North America, Inc. until June 10, 1998.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)


   On June 10, 1998, the Company purchased all of the Predecessor's stock from The Publishing Company of North America, Inc. The consideration for the Predecessor's stock consisted of $1,400,000 in cash (which included the payment of approximately $1,100,000 of operating loans made by The Publishing Company of North America, Inc. to the Predecessor), a $100,000 5% promissory note (see
Note 6), $200,000 of Series C Preferred Stock (see Note 8), and the return of the shares of The Publishing Company of North America, Inc. common stock which had been issued in connection with the July 1997 acquisition of the Predecessor which shares were valued at $190,000.

   The acquisition by the Company of College Directory Publishing, Inc. was accounted for under the purchase method of accounting, and accordingly, the results of operations have been included in the Company's statement of operations since the date of acquisition. The purchase price was allocated to assets acquired and liabilities assumed based on fair market value at the date of acquisition. This resulted in an excess of purchase price over net assets acquired of $1,186,829 which is being amortized on a straight-line basis over 20 years. As of March 31, 1999 and December 31, 1998, $47,555 and $32,720,
respectively, of goodwill had been amortized.

 University Publishers, Inc.

   On October 28, 1998, College Directory Publishing, Inc. acquired 100% of the stock of University Publishers, Inc. from a former employee in exchange for a five year employment agreement which provides for minimum salary levels.

3. Property and Equipment

   Property and equipment consists of the following:

                                       The                  The
                           Estimated Company  Predecessor Company  Predecessor
                            Useful   -------- ----------- -------- -----------
                             Life        December 31            March 31
                              (in    -------------------- --------------------
                            Years)     1998      1997       1999      1998
                           --------- -------- ----------- -------- -----------
                                                              (Unaudited)
Office equipment..........     5     $141,679  $ 72,252   $164,378  $ 82,918
Purchased software........     3       19,633    18,607     19,633    18,928
Property under capital
 lease....................     5       18,206    18,206     18,206    18,206
Office furniture..........     7        9,872     8,615     12,706     8,615
Leasehold improvements....     5        9,274       --      11,143       --
                                     --------  --------   --------  --------
                                      198,664   117,680    226,066   128,667
Less accumulated
 depreciation.............             88,251    61,973     96,827    67,233
                                     --------  --------   --------  --------
                                     $110,413  $ 55,707   $129,239  $ 61,434
                                     ========  ========   ========  ========

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)


4. Income Taxes

   The provisions for income taxes are as follows:

                          The Company         Predecessor         The Company Predecessor
                          ----------- --------------------------- ----------- ------------
                          Period from                 Period from
                           June 11,                     July 4,      Three
                             1998       Period from      1997       months    Three months
                            through   January 1, 1998   through      ended       ended
                          December 31 through June 10 December 31  March 31,   March 31,
                             1998          1998          1997        1999         1998
                          ----------- --------------- ----------- ----------- ------------
                                                                        (Unaudited)
Current:
  Federal...............   $254,752      $(167,980)    $158,238    $(101,269)  $(203,785)
  State.................     46,133            --        28,655          --          --
                           --------      ---------     --------    ---------   ---------
Total current...........    300,885       (167,980)     186,893     (101,269)   (203,785)
Deferred:
  Federal...............    (62,472)        30,956      (24,903)       7,361     139,364
  State.................    (11,313)       (24,813)      (4,510)     (17,018)    (11,672)
                           --------      ---------     --------    ---------   ---------
Total deferred..........    (73,785)         6,143      (29,413)      (9,657)    127,692
                           --------      ---------     --------    ---------   ---------
                           $227,100      $(161,837)    $157,480    $(110,926)  $ (76,093)
                           ========      =========     ========    =========   =========

   Reconciliations of income tax computed at the U.S. federal statutory rates to income tax expense are as follows:

                          The Company         Predecessor         The Company Predecessor
                          ----------- --------------------------- ----------- ------------
                          Period from                 Period from
                           June 11,     Period from     July 4,      Three
                             1998     January 1, 1998    1997       months    Three months
                            through       through       through      ended       ended
                          December 31     June 10     December 31  March 31,   March 31,
                             1998          1998          1997        1999         1998
                          ----------- --------------- ----------- ----------- ------------
                                                                        (Unaudited)
Income taxes computed at
 the federal statutory
 rate of 34%............   $175,152      $(160,193)    $125,019    $ (99,695)  $ (76,665)
State income taxes, net
 of federal benefit.....     19,719        (16,377)      15,936      (11,231)     (7,704)
Goodwill amortization...        --          14,733       16,525          --        8,276
Change in valuation
 allowance..............     32,229            --           --           --          --
                           --------      ---------     --------    ---------   ---------
Tax expense (benefit)...   $227,100      $(161,837)    $157,480    $(110,926)  $ (76,093)
                           ========      =========     ========    =========   =========

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)


   The components of the deferred income tax assets and liabilities are as follows:

                                         The                  The
                                       Company  Predecessor Company  Predecessor
                                       -------  ----------- -------  -----------
                                           December 31           March 31
                                       -------------------- --------------------
                                        1998       1997      1999       1998
                                       -------  ----------- -------  -----------
                                                                (Unaudited)
Deferred tax assets:
  Allowance for doubtful accounts..... $81,625   $ 59,756   $81,625   $ 59,756
  Accounts payable....................     --      23,489       --      19,574
  Accrued expenses....................     --      72,129       --      60,107
  Deferred revenue....................     --     124,437       --     103,696
  Purchased contracts.................  31,280        --     29,523        --
  Net operating loss..................     --         --     11,408     22,956
                                       -------   --------   -------   --------
                                       112,905    279,811   122,556    266,089
  Valuation allowance................. (32,229)  (154,095)  (32,229)  (154,095)
                                       -------   --------   -------   --------
Total deferred tax assets.............  80,676    125,716    90,327    111,994
                                       -------   --------   -------   --------
Deferred tax liabilities:
  Goodwill............................  (4,126)       --     (5,997)       --
  Property and equipment..............     --     (10,349)      --      (9,727)
  Accounts receivable.................     --     (46,638)      --     (38,864)
  Directories in progress.............     --     (39,316)      --    (161,682)
  Depreciation........................  (2,765)       --       (888)       --
                                       -------   --------   -------   --------
Total deferred tax liabilities........  (6,891)   (96,303)   (6,885)  (210,273)
                                       -------   --------   -------   --------
    Total............................. $73,785   $ 29,413   $83,442   $(98,279)
                                       =======   ========   =======   ========

   In accordance with SFAS No. 109, Accounting for Income Taxes, valuation allowances are provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Predecessor has evaluated the realizability of the deferred tax assets on its balance sheets and has established valuation allowances in the amount of $154,095 against its net deferred tax assets at December 31, 1997 and March 31, 1998. The Company has evaluated the realizability of the deferred tax assets on its balance sheets and has established valuation allowances in the amount of $32,229 against its net deferred tax assets at December 31, 1998 and March 31, 1999.

5. Line of Credit

   At December 31, 1998, the Company had a $600,000 line of credit with a bank which carried an interest rate of prime plus 1% (8.75% at December 31, 1998) and expired on March 31, 1999. The line was secured by the Company's equipment and receivables, and personally guaranteed by the stockholders. This note was refinanced during 1999 as described in Note 14.

6. Notes Payable

   The $100,000 note payable to The Publishing Company of North America, Inc., was consideration in connection with the acquisition of the Predecessor from The Publishing Company of North America, Inc. (see

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

Note 2). Interest is due December 31 each year at a rate of five percent per annum. The note is subordinated to the bank debt described in Notes 5 and 14 and due upon the earlier of the closing of an initial public offering or December 10, 1999.

   Notes payables in the amount of $525,000 were issued as part of a private placement of units consisting of notes and Series B Preferred Stock (see Note
9). The notes pay interest at five percent due annually on December 31. Principal and accrued interest are payable upon the earlier of the closing of an initial public offering or December 1999. The notes are subordinated to the bank debt described in Notes 5 and 14.

7. Related Party Transactions

Notes Payable

   As a result of the acquisition of College Directory Publishing, Inc. from The Publishing Company of North America, Inc. (see Note 2), the Company borrowed $250,000 at five percent interest per annum from its Series A Preferred and common stockholders. These notes were repaid at varying dates in August through October 1998.

Due to The Publishing Company of North America, Inc.

   In connection with the acquisition of College Directory Publishing, Inc. by The Publishing Company of North America, Inc. as discussed in Note 2, The Publishing Company of North America, Inc. advanced College Directory Publishing, Inc. $200,000 for working capital. Additional borrowings during 1997 increased the amounts due to The Publishing Company of North America, Inc. to approximately $748,000 at December 31, 1997. During the period ended June 10, 1998, College Directory Publishing, Inc. borrowed an additional $320,000. The total amount due to The Publishing Company of North America, Inc. was paid on June 10, 1998 in connection with the Company's acquisition of College Directory Publishing, Inc.

Management Fees

   During the period July 3, 1997 to December 31, 1997, The Publishing Company of North America, Inc. provided certain accounting, legal and various other administrative services to College Directory Publishing, Inc. and charged College Directory Publishing, Inc. approximately $212,000 which it believed allowed for a recovery of its costs for those services. Charges related to specifically identified expenses in the amount of $32,142 are included in general and administrative expenses. A $180,000 management fee allocated by The Publishing Company of North America, Inc. is shown separately in the statement of operations. Both amounts are included in due to The Publishing Company of North America, Inc. at December 31, 1997. During the period January 1, 1998 to June 10, 1998, The Publishing Company of North America, Inc. did not charge College Directory Publishing, Inc. a management fee. The previously assessed $180,000 management fee was forgiven in connection with the sale of College Directory Publishing, Inc. by The Publishing Company of North America, Inc.

Contributions by Parent

   For the six months ended December 31, 1997, The Publishing Company of North America, Inc. had no tax liability other than a portion of state taxes related to College Directory Publishing, Inc.'s stand-alone operations. The approximately $164,000 excess of the current tax provision over amounts payable by College

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

Directory Publishing, Inc. as of December 31, 1997 is treated as a contribution of capital by The Publishing Company of North America, Inc.

8. Stockholders' Equity

 Predecessor

   College Directory Publishing, Inc. was authorized to issue 3,000 shares of $2 par value common stock. At December 31, 1997 and March 31, 1998, there were 3,000 shares issued and outstanding.

 The Company

   The certificate-of-incorporation of U. Link, Inc., as amended, authorizes the following stock.

   Common Stock--The Company is authorized to issue 20,000,000 shares of $.001 par value common stock. As of December 31, 1998 and March 31, 1999, there are 2,121,000 shares issued and outstanding.

   Series A Preferred Stock--The Company is authorized to issue 1,000 shares of $.001 par value Series A Preferred Stock to the Company's officers and founders. As of December 31, 1998 and March 31, 1999, there are 1,000 shares issued and outstanding. The shares of Series A Preferred Stock have voting rights equal in all matters to the common stock and automatically convert into a number of shares of common stock determined at the time the Company effects an initial public offering or closes a merger with a public company.

   Series C Preferred Stock--The Company is authorized to issue 1,000 shares of $.001 par value Series C Preferred Stock. As of December 31, 1998 and March 31, 1999, there are 1,000 shares issued and outstanding. Upon the Company effecting an initial public offering or closing a merger with a public company all the outstanding shares of Series C Preferred Stock convert into common stock having an aggregate value of $1,000,000 with the number of shares based on the initial public offering price. Pending such conversion, the shares of Series C Preferred Stock have a liquidation preference of $200,000.

   Series D Preferred Stock--The Company is authorized to issue 1,000 shares of $.001 par value Series D Preferred Stock. As of December 31, 1998 and March 31, 1999, there are 1,000 shares issued and outstanding. The shares of Series D Preferred Stock automatically convert into $250,000 worth of common stock based on the initial public offering price or closes a merger with a public company. Pending such conversion, the shares of Series D Preferred Stock have a liquidation preference of $75,000.

9. Redeemable Preferred Stock

   The Company is authorized to issue 300,000 shares of $1.00 par value Series B Preferred Stock. As of December 31, 1998 and March 31, 1999, there are 300,000 shares issued and outstanding. Upon the Company effecting an initial public offering or closing a merger with a public company all the outstanding shares of Series B Preferred Stock convert into $1,650,000 worth of common stock with the number of shares exchanged computed using the initial public offering price. Pending such conversion, the shares of Series B Preferred Stock have a liquidation preference of $1.00 per share. In addition, if the Company has not effected an initial public offering or closed a merger with a public company by June 10, 2000, the stockholders receive a put option entitling them to require the Company to redeem their shares of Series B Preferred Stock at $1.00 per share.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)


10. Employee Benefit Plan

   The Company has a defined contribution 401(k) profit-sharing plan to provide retirement benefits for eligible employees. To be eligible, an employee must be at least 21 years of age, have worked at least 90 days, and be a full-time employee working at least 1,000 hours. The Company may elect to make a discretionary contribution annually to the profit sharing plan. No contributions have been made to the plan for any periods through March 31, 1999.

11. Lease Agreements

   The Company leases office space, equipment and vehicles under capital and noncancellable operating leases expiring in various years through 2003. Minimum future rental payments under these leases having remaining terms in excess of one year as of December 31, 1998 are:

                                                               Capital Operating
      Year ended December 31,                                  Leases   Leases
      -----------------------                                  ------- ---------
      1999.................................................... $ 6,421 $118,851
      2000....................................................   6,237  114,843
      2001....................................................   2,352  104,803
      2002....................................................   1,372  103,444
      2003....................................................     --    43,102
                                                               ------- --------
      Total minimum lease payments............................  16,382 $485,043
                                                                       ========
      Less amounts representing interest......................   3,813
                                                               -------
      Present value of net minimum lease payments............. $12,569
                                                               =======

Rent expense for the periods ended March 31, 1999, December 31, 1998, June 10, 1998, March 31, 1998, December 31, 1997 and July 3, 1997 was approximately $24,000, $41,000, $27,000, $8,000, $23,000 and $36,000, respectively.

12. Settlement of Litigation

   During 1997, the Predecessor was in litigation with a bankrupt vendor. A settlement of $204,707 net of expenses and fees, was reached in December 1998 and is included in the consolidated statement of operations for the period June 11, 1998 through December 31, 1998 as a gain on settlement of litigation.

13. Commitments and Contingencies

Revenue Sharing Agreement

   In August 1998, the Company entered into an agreement with collegestudent.com, Inc., the objective of which was to combine both parties' Internet sites aimed at the college and university market into collegestudent.com (the site), creating a single Internet site for the college student market. The agreement called for net revenue (revenues collected less sales commissions) and certain marketing costs to be split 60% to collegestudent.com, Inc. and 40% to the Company. No business was transacted under the agreement during the period ended December 31, 1998. This agreement was terminated effective June 1, 1999.

                         U. LINK, INC. AND SUBSIDIARIES

                   (Information as of March 31, 1999 and 1998
               and for the three months then ended is unaudited)

14. Subsequent Events

Employment Agreements

   Effective January 1, 1999, the Company and its two founders entered into three year employment agreements at annual salaries of $115,000 each. Upon completion of an initial public offering, salaries increase to $150,000 and each founder will receive bonuses of up to $70,000. The Company also entered into a three year employment agreement with its Chief Financial Officer, effective January 1, 1999 which provides for an annual salary of $95,000 and increases to $120,000 upon completion of an initial public offering.

Line of Credit

   On January 28, 1999, the Company negotiated a new line of credit arrangement. The total line is $1,200,000 with interest at prime plus .5%. The borrowing limit in any month is based upon a formula advancing up to 70% of eligible receivables and 40% of gross bookings through July of the current year. As of March 31, 1999, $950,000 had been drawn on the line which is secured by substantially all the assets of the Company and guaranteed personally by the Company's founders. An additional $10,000 was available under terms of the line at March 31, 1999. All other notes payable are subordinate to this line of credit.

Stock Option Plan

   In February 1999, the Company adopted a stock option plan. The plan provides for grants of incentive stock options, nonqualified options to designated employees and consultants, and automatic grants of 24,000 options to nonemployee directors. The plan authorizes up to 560,000 shares of common stock for issuance. All options must be granted at a price which is not less than the fair market value of the Company's common stock on the date of issue. As of March 31, 1999 there are currently 85,400 options outstanding with an exercise price of $2.25 per share which is consistent with the sale of the Company's Series E Preferred Stock discussed below. The options expire after 10 years and vest in equal increments over a three year period on each June 30 and December 31.

   In May 1999, the Company issued options to purchase 84,000 shares of common stock to independent directors exercisable at $3.15 per share. In addition, the Company issued options to purchase 25,000 shares of common stock to a consultant exercisable at $3.15 per share. The fair market value of the shares issued to a consultant was recorded as compensation expense.

Proposed Initial Public Offering

   In February 1999, the Company signed a Letter of Intent with respect to a proposed initial public offering of its common stock.

Private Placement

   In April 1999, the Company sold in a private placement through an independent underwriter 41 shares of Series E Preferred Stock for a total consideration of approximately $623,000. This stock is convertible after May 2000 into 6,750 shares of common stock at a price of $2.25 per share of common stock. There is a liquidation preference of 150% of the price of the Series E stock and the stock is redeemable at the Company's option for 150% of the price. The Series E stock is nonvoting and is entitled to dividends at the same rate as the common stock into which it can be converted. Sixty-eight (68) shares of Series E stock is authorized with a par value of $.001.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in states and other jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                               ----------------

                               Table of Contents

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   9
Forward-Looking Statements...............................................  16
Use of Proceeds..........................................................  17
Capitalization...........................................................  18
Dilution.................................................................  20
Selected Financial Data..................................................  21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  24
Business.................................................................  29
Management...............................................................  40
Related Party Transactions...............................................  42
Principal Stockholders...................................................  45
Description of Capital Stock.............................................  47
Shares Eligible for Future Sale..........................................  49
Underwriting.............................................................  51
Legal Matters............................................................  52
Experts..................................................................  52
Additional Information...................................................  53
Reports to Stockholders..................................................  53
Index to Financial Statements............................................ F-1

 Until       1999, all dealers selling shares of the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    [LOGO]

                               1,500,000 Shares

                                 U.LINK, INC.

                                 Common Stock

                               ----------------
                                  PROSPECTUS
                               ----------------

                             HD Brous & Co., Inc.


                                       , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

   Our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law as it now exists. We also cannot indemnify our officers and directors when we assert a direct claim against them. We have entered into indemnification agreements with our officers and directors providing for indemnification and containing an advancement of expenses provision. Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the board of directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the board of directors or by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

   INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING U.LINK, INC. PURSUANT TO THE FOREGOING PROVISIONS, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 25. Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of the securities being registered hereby (except for the Underwriting discounts and commissions) will be borne by the Company and are estimated to be as follows:

   Registration Fee................................................. $ 8,081.82
   Nasdaq Listing Fee............................................... $10,000.00
   Pacific Exchange Listing Fee..................................... $20,000.00
   NASD Filing Fee..................................................
   Transfer Agent Fee...............................................         *
   Printing Costs...................................................         *
   Legal Fees and Expenses..........................................         *
   Accounting Fees and Expenses.....................................         *
   Blue Sky Fees and Expenses.......................................         *
   Underwriters' Non-Accountable Expense Allowance..................         *
   Miscellaneous....................................................         *
                                                                     ----------
   Total............................................................ $       *
                                                                     ==========

--------
* To be supplied by Amendment.

Item 26. Recent Sales of Unregistered Securities.

   During the past three years, the following persons and entities acquired shares of stock and other securities from us or College Directory Publishing, Inc. as set forth in the table below:

                                                              Amount of
      Stockholder          Date     Class of Securities    Securities Sold       Consideration
      -----------         ------- ------------------------ --------------- -------------------------
Mark I. Golden..........  9/16/96 Common Stock              100 Shares     $1,200
Michael S. and Stephanie
 Paul, JTWROS...........  6/10/98 Series A Preferred Stock  500 Shares     Common Stock
                                                                           of The Publishing Company
                                                                           of North America, Inc.
John S. Rafanello.......  6/10/98 Series A Preferred Stock  500 Shares     Common Stock
                                                                           of The Publishing Company
                                                                           of North America, Inc.
Trinity American
 Corporation............  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Alan L and Robin Frank..  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Michael Shabsels........  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Michael S. Croft........  6/10/98 Note                      $8,750         $13,750
                                  Series B Preferred Stock  5,000 Shares
Donald Ratledge, Jr.....  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Gerald and Sara Stein,
 JTWROS.................  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
David H. and Connie N.
 Popper, JTWROS.........  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Stephen Edgar and Mitzi
 MacWhirter Deal........  6/10/98 Note                      $35,000        $55,000
                                  Series B Preferred Stock  20,000 Shares
David J. Kane...........  6/10/98 Note                      $35,000        $55,000
                                  Series B Preferred Stock  20,000 Shares
Howard and Dale
 Bannerman, JTWROS......  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Johnathan E. Wilson.....  6/10/98 Note                      $35,000        $55,000
                                  Series B Preferred Stock  20,000 Shares
Mark J. Gillis..........  6/10/98 Note                      $8,750         $13,750
                                  Series B Preferred Stock  5,000 Shares
Richard D. Sanderson....  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Mitchell Zeifman........  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Nicholas Iocco..........  8/12/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Jeffrey A. Jonas........  8/12/98 Note                      $8,750         $13,750
                                  Series B Preferred Stock  5,000 Shares
Michael Shabsels........  8/12/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Mitchell Zeifman........  8/12/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
David L. Swimmer........  6/10/98 Note                      $35,000        $55,000
                                  Series B Preferred Stock  20,000 Shares

                                                              Amount of
      Stockholder          Date     Class of Securities    Securities Sold       Consideration
      -----------        -------- ------------------------ --------------- -------------------------
Diamond Carter
 Securities.............  6/10/98 Note                      $35,000        $55,000
                                  Series B Preferred Stock  20,000 Shares
Michael J. Wallace......  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
Alfredo and Maria                                                          $13,750
 DoPico.................  6/10/98 Note                      $8,750
                                  Series B Preferred Stock  5,000 Shares
Quality Concepts........  6/10/98 Note                      $35,000        $55,000
                                  Series B Preferred Stock  20,000 Shares
Delaware Charter
 Guarantee & Trust Co.
 Cust. for Michael D.             Note                      $17,500        $27,500
 Harris IRA.............          Series B Preferred Stock  10,000 Shares
Paul Alford............. 10/31/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
E. Jan Jacobi Revocable
 Trust..................  6/10/98 Note                      $17,500        $27,500
                                  Series B Preferred Stock  10,000 Shares
The Publishing Company
 of North America,
 Inc....................  6/10/98 Series C Preferred Stock  1,000 Shares   Common Stock of
                                                                           College Directory
                                                                           Publishing, Inc.
Alan L. and Robin S.
 Frank, JTWROS..........  6/10/98 Series D Preferred Stock  666.66 Shares  Common Stock
                                                                           of The Publishing Company
                                                                           of North America, Inc.
Lance and Lori Rosen,
 JTWROS.................  6/10/98 Series D Preferred Stock  333.33 Shares  Common Stock
                                                                           of The Publishing Company
                                                                           of North America, Inc.
Kevin & Gail Kology.....  4/23/99 Series E Preferred Stock  1 Share        $15,187.50
Shobha Chheda...........  4/23/99 Series E Preferred Stock  2 Shares       $30,375.00
Abbey Blatt.............  4/23/99 Series E Preferred Stock  2 Shares       $30,375.00
Abingdon Trading
 Ventures Limited.......  4/23/99 Series E Preferred Stock  2 Shares       $30,375.00
Hy Ash..................  4/23/99 Series E Preferred Stock  1 Share        $15,187.50
Generation Capital
 Associates.............  4/23/99 Series E Preferred Stock  4 Shares       $60,750.00
Lee Glaser..............  4/23/99 Series E Preferred Stock  2 Shares       $30,375.00
Richard A. Jones........  4/23/99 Series E Preferred Stock  2 Shares       $30,375.00
Arline & Richard
 McGowan................  4/23/99 Series E Preferred Stock  4 Shares       $60,750.00
Wayne Saker.............  4/23/99 Series E Preferred Stock  4 Shares       $60,750.00
Michael B. Sladden......  4/23/99 Series E Preferred Stock  2 Shares       $30,375.00
C.M. Solomon............  4/23/99 Series E Preferred Stock  4 Shares       $60,750.00
Trade Circle Products,
 Inc. Profit Sharing
 Plan...................  4/23/99 Series E Preferred Stock  2 Shares       $30,375.00

                                                              Amount of
      Stockholder          Date     Class of Securities    Securities Sold Consideration
      -----------         ------- ------------------------ --------------- -------------
Michael Batky...........  4/23/99 Series E Preferred Stock     1 Share      $15,187.50
Robert Diamond..........  4/23/99 Series E Preferred Stock    2 Shares      $30,375.00
Irving Duboff...........  4/23/99 Series E Preferred Stock     1 Share      $15,187.50
Mark Crafts.............  4/23/99 Series E Preferred Stock    2 Shares      $30,375.00
Richard J. Rappaport....  4/23/99 Series E Preferred Stock     1 Share      $15,187.50
Philip R. Guibardo......  4/23/99 Series E Preferred Stock    2 Shares      $30,375.00
Arthur M. Virshup, M.D.
 and Lorraine M.
 Virshup, as tenants by
 the entireties.........  6/30/99 Series E Preferred Stock    2 Shares      $30,375.00
Edward E. Cohen.........  6/30/99 Series E Preferred Stock     1 Share      $15,187.50
Lenny Finkel............  6/30/99 Series E Preferred Stock    2 Shares      $30,375.00
Sterling Furniture Co...  6/30/99 Series E Preferred Stock    5 Shares      $75,937.50
Dereck Garner...........  6/30/99 Series E Preferred Stock     1 Share      $15,187.50
Norman Rothstein........  6/30/99 Series E Preferred Stock    4 Shares      $60,750.00
Richard M. Zimmy........   7/7/99 Series E Preferred Stock     1 Share      $15,187.50
Donald S. Ratledge Jr...   7/7/99 Series E Preferred Stock    3 Shares      $45,562.50
Robert A. Sanderson.....   7/7/99 Series E Preferred Stock     1 Share      $15,187.50
Alan and Robin Frank,
 JTROS..................   7/7/99 Series E Preferred Stock    2 Shares      $30,375.00
Lance and Lori Rosen,
 JTROS..................   7/7/99 Series E Preferred Stock     1 Share      $15,187.50
Michael and Beth Harris,
 tenants by the
 entireties.............   7/7/99 Series E Preferred Stock    4 Shares      $60,750.00

   We and our predecessors sold the securities listed above to accredited investors in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

 Item 27. Exhibits.
 -------- ---------
  1.1     --Form of Underwriter's Agreement

  1.2     --Form of Underwriter's Warrants

  3.1     --Second Amended and Restated Certificate of Incorporation

  3.22    --Certificate of Designation for the Series E Preferred Stock

  3.3     --Bylaws

  4.1     --Form of Common Stock Certificate

  5.      --Opinion of Michael Harris, P.A.

 10.1     --Employment Agreement of Michael S. Paul

 10.2     --Employment Agreement with John S. Rafanello

 10.3     --Employment Agreement with Larry M. Weaver

 10.4     --1999 Stock Option Plan

 10.5     --Amendment No. 1 to Stock Option Plan

 10.6     --Bank Loan Agreement

 10.7     --Termination agreement with collegestudent.com.

 10.8     --Agreement with Lee Golden and others

 21       --Subsidiaries

 23.1     --Consent of Ernst & Young LLP

 23.2     --Consent Michael Harris, P.A(1)

--------
(1) Contained in Opinion Michael Harris, P.A.

Item 28. Undertakings.

   (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of U.Link in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

      (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Conshohocken, State of Pennsylvania, on the 11th day of July August, 1999.

                                          U.Link, Inc.

                                                      Michael S. Paul
                                          By: _________________________________
                                                      Michael S. Paul,
                                                  Chief Executive Officer

   In accordance with the requirements of the Securities Act of 1933, this registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Michael S. Paul             Chairman of the Board of     August 11, 1999
______________________________________  Directors
           Michael S. Paul

      /s/ John S. Rafanello            Director                     August 11, 1999
______________________________________
          John S. Rafanello

       /s/ Larry M. Weaver             Vice President of Finance    August 11, 1999
______________________________________  (Principal Financial
           Larry M. Weaver              Officer and Chief
                                        Accounting Officer)

      /s/ Leonard Schutzman            Director                     August 11, 1999
______________________________________
          Leonard Schutzman

       /s/ Kenneth H. Byck             Director                     August 11, 1999
______________________________________
           Kenneth H. Byck

        /s/ Alan L. Frank              Director                     August 11, 1999
______________________________________
            Alan L. Frank

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                   Form SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                  U.LINK, Inc.
             (Exact name of registrant as specified in its charter)

                                 EXHIBIT INDEX

  1.1 --Form of Underwriter's Agreement

  1.2 --Form of Underwriter's Warrants

  3.1 --Second Amended and Restated Certificate of Incorporation

  3.2 --Certificate of Designation for the Series E Preferred Stock

  3.3 --Bylaws

  4.1 --Form of Common Stock Certificate

  5.  --Opinion of Michael Harris, P.A.

 10.1 --Employment Agreement of Michael S. Paul

 10.2 --Employment Agreement with John S. Rafanello

 10.3 --Employment Agreement with Larry M. Weaver

 10.4 --1999 Stock Option Plan

 10.5 --Amendment No.1 to Stock Option Plan

 10.6 --Bank Loan Agreement

 10.7 --Termination agreement with collegestudent.com

 10.8 --Agreement with Lee Golden and others

 21   --Subsidiaries

 23.1 --Consent of Ernst & Young LLP

 23.2 --Consent Michael Harris, P.A.(1)

--------
(1) Contained in Opinion Michael Harris, P.A.